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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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The Macerich Company

April 15, 2011

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Thursday, May 26, 2011 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

        The enclosed Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting. At our Annual Meeting, you will be asked to:

  (1)
  elect the ten director nominees named in our Proxy Statement;

  (2)
  ratify the appointment of KPMG LLP as our independent accountants;

  (3)
  hold an advisory vote on executive compensation;

  (4)
  hold an advisory vote on the frequency of future advisory votes on executive compensation; and

  (5)
  transact such other business as may properly come before our Annual Meeting.

        You will note that our Board of Directors recommends that you vote your shares:

    "FOR" the election of each of the ten director nominees,

    "FOR" the ratification of the appointment of KPMG LLP as our independent accountants,

    "FOR" the approval of the compensation of our named executive officers, and

    "THREE YEARS" for the frequency of future advisory votes on executive compensation.

        We are pleased to again take advantage of the Securities and Exchange Commission rules that allow us to furnish Proxy materials to our stockholders over the Internet. This e-proxy process expedites our stockholders' receipt of Proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. On or about April 15, 2011, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2010 Annual Report to Stockholders and authorize their proxies online. All other stockholders will receive these materials by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the Notice contains instructions on how you can receive a paper copy of the Proxy Statement and Annual Report.

        We look forward to seeing you at our Annual Meeting and thank you for your continued support.

        Your vote is important.    Whether or not you plan to attend our Annual Meeting, we urge you to vote and submit your Proxy. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

Arthur M. Coppola
Chairman of the Board and Chief Executive Officer

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2011

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of The Macerich Company, a Maryland corporation, will be held on Thursday, May 26, 2011 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California, for the following purposes:

  (1)
  To elect ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

  (2)
  To consider and vote upon the ratification of the appointment of KPMG LLP as our independent accountants for the year ending December 31, 2011;

  (3)
  To hold an advisory vote on executive compensation;

  (4)
  To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

  (5)
  To transact such other business as may properly be brought before our Annual Meeting and at any adjournment or postponement thereof.

        Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be adjourned or postponed. Only stockholders of record of our common stock at the close of business on March 15, 2011 will be entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

        Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to complete, sign and return your Proxy. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at our Annual Meeting and vote your shares in person.

        Registered holders may authorize their Proxies or vote:

  •
  By Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy Materials;

  •
  By Toll-Free Telephone: If you received a printed copy of the Proxy materials by mail, you may call the number shown on your Proxy; or

  •
  By Mail: If you received a printed copy of the Proxy materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

        Beneficial stockholders:    If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to instruct how your shares of common stock are to be voted at our Annual Meeting.

By Order of the Board of Directors

Richard A. Bayer
Secretary
Santa Monica, California April 15, 2011

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2011

        We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2011 Annual Meeting of Stockholders and at any adjournment or postponement thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 15, 2011. Our 2010 Annual Report, including financial statements for the fiscal year ended December 31, 2010, is being provided to stockholders concurrently with this Proxy Statement. Our Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our "Company," "we" or "us" and to our 2011 Annual Meeting, including any adjournment or postponement, as our "Annual Meeting."

        Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be Held on May 26, 2011. This Proxy Statement and our 2010 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the Proxy materials?

        This year we are again using the Securities and Exchange Commission or "SEC" notice and access rule that allows us to furnish our Proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. This allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Beginning on or about April 15, 2011, we sent to most of our stockholders by mail a Notice of Internet Availability of Proxy Materials or "Notice" containing instructions on how to access our Proxy materials over the Internet and authorize your proxy online. This Notice is not a Proxy and cannot be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the Proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice (www.proxyvote.com). We did provide some of our stockholders, including stockholders who have previously requested to receive paper copies of the Proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the Proxy materials instead of a Notice.

        If you own shares of our common stock, $.01 par value per share, referred to as "Common Stock," in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper Proxy materials. To vote all of your shares by Proxy, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

When is our Annual Meeting?

        Our Annual Meeting will be held on Thursday, May 26, 2011 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

 What is the purpose of our Annual Meeting?

        At our Annual Meeting, our stockholders will consider and vote on the following matters:

  (1)
  the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

  (2)
  the ratification of the appointment of KPMG LLP as our independent accountants for the year ending December 31, 2011;

  (3)
  an advisory vote on executive compensation; and

  (4)
  an advisory vote on the frequency of future advisory votes on executive compensation.

        In addition, our stockholders will transact any other business that properly comes before our Annual Meeting. Management will also respond to appropriate questions from our stockholders.

Who is entitled to vote?

        Only holders of record of our Common Stock at the close of business on the record date, March 15, 2011, are entitled to notice of and to vote at our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. Our Common Stock is our only class of securities authorized to vote. Under our charter and applicable law, a stockholder is not entitled to cumulative voting rights in the election of our directors.

Who is entitled to attend our Annual Meeting?

        All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting.

What constitutes a quorum?

        The presence, in person or by Proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 130,888,638 shares of Common Stock were outstanding and entitled to vote. Abstentions and broker non-votes will count toward the presence of a quorum. A "broker non-vote" occurs when a broker holding shares for a beneficial owner returns a properly executed Proxy but does not cast a vote with respect to a particular proposal because the broker does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

        Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our Annual Meeting, you will need to obtain a "legal proxy" from the broker, bank or other nominee through which your shares of Common Stock are held of record.

        Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

  •
  Authorize your Proxy by Internet.    You may authorize your Proxy over the Internet. The website for Internet authorization is provided in the Notice or on your Proxy if you received a printed set of the Proxy materials. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. In order to vote, you will need to have the control number that appears on the Notice or Proxy you received.

  •
  Authorize your Proxy by Telephone.    If you have received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To vote by telephone, you will also need your control number referred to above.

  •
  Vote by Mail.    If you have received a printed set of the Proxy materials and would like to vote by mail, then please mark, sign and date your Proxy and return it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

        Voting by Proxy for Shares Held through Street Name.    If your shares of Common Stock are held through street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares of Common Stock are to be voted at our Annual Meeting.

What if I sign and return a Proxy by mail or authorize my proxy by telephone or the Internet but do not specify how I wish to vote my shares?

        If you sign and return a Proxy but do not specify how your shares will be voted on one or more matters listed in the notice for our Annual Meeting, the shares will be voted with respect to such matters as follows:

  FOR the election of each of the ten nominees for director named in this Proxy Statement;

  FOR the ratification of the appointment of KPMG LLP as our independent accountants;

  FOR the approval of the compensation of our named executive officers; and

  THREE YEARS for the frequency of future advisory votes on executive compensation.

        The holders of the Proxy will also have authority to vote in their discretion on other matters that may be properly brought before our Annual Meeting or that may be incidental to the conduct of the meeting.

Will other matters be voted on at our Annual Meeting?

        It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

May I change my vote or revoke my Proxy after I return my Proxy?

        If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

  •
  filing a written revocation with the Secretary of The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;

  •
  authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in accordance with the applicable instructions; or

  •
  appearing in person and voting by ballot at our Annual Meeting.

        Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously given Proxy.

        For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

What are our Board of Directors' recommendations?

        Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly given Proxy in accordance with the recommendations of our Board of Directors. Our Board's recommendations, together with the description of each matter, are set forth in this Proxy Statement. In summary, our Board recommends that you vote your shares:

  FOR the election of each of the ten nominees for director named in this Proxy Statement;

  FOR the ratification of the appointment of KPMG LLP as our independent accountants for the year ending December 31, 2011;

  FOR the approval of the compensation of our named executive officers; and

  THREE YEARS for the frequency of future advisory votes on executive compensation.

        With respect to any other matter that properly comes before our Annual Meeting, the Proxy holders will vote in their discretion.

What vote is required to approve each matter?

        Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or bylaws for the election of each director nominee, ratification of the appointment of KPMG LLP to serve as our independent accountants, approval of the executive compensation of our named executive officers and determination of the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of any of the proposals.

        The advisory vote proposal on executive compensation and the advisory vote proposal on the frequency of future advisory votes on executive compensation are advisory only and are not binding on our Company or our Board. Our Board will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders and in determining the frequency of future advisory votes on executive compensation.

        The proposal to ratify the appointment of KPMG LLP as our independent accountants is considered a routine item under the New York Stock Exchange rules or "NYSE Rules." Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be counted as present for purposes of determining the presence of a quorum at our Annual Meeting and will be voted in the manner directed by your broker on the proposal to ratify KPMG LLP as our independent accountants, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting.

 PROPOSAL 1: ELECTION OF DIRECTORS

        Our bylaws require that our Board of Directors consists of ten directors. The present term of all ten of our directors expires at our Annual Meeting. Our ten director nominees, if elected at our Annual Meeting, will hold office until our annual meeting of stockholders in 2012 and until their respective successors are duly elected and qualify.

        Our Board of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated the following to serve as directors of our Company:

  •
  Douglas D. Abbey

  •
  Dana K. Anderson

  •
  Arthur M. Coppola

  •
  Edward C. Coppola

  •
  James S. Cownie

  •
  Fred S. Hubbell

  •
  Diana M. Laing

  •
  Stanley A. Moore

  •
  Mason G. Ross

  •
  Dr. William P. Sexton

        Mr. Abbey was elected as a director by our Board on June 30, 2010 and was recommended to the Nominating and Corporate Governance Committee by one of our non-management directors, Mason Ross. Each of our other director nominees was previously elected to serve on our Board by our stockholders. Each of our director nominees is currently serving as a director and has consented to be nominated and to serve if elected. However, if any nominee is unavailable for election or unable to serve, the Proxy holders may vote for another person nominated by our Board of Directors or our Board may amend our bylaws to reduce the number of directors to be elected at our Annual Meeting.

        Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits a written notice regarding such recommendation to the Nominating and Corporate Governance Committee c/o our Secretary in the manner described under the heading "Information Regarding our Director Nominees—Director Selection Process."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED "FOR" EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 Information Regarding our Director Nominees

        The following table and biographical descriptions set forth certain information with respect to our director nominees based on information furnished by each director. Each director has served continuously since elected. The following information is as of March 15, 2011, unless otherwise specified.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock(4)
Nominees
Douglas D. Abbey	61	2010	3,550(5)(6)	*	—		*
Dana K. Anderson	76	1994	202,746(7)	*	1,267,648	(8)	1.11%
Arthur M. Coppola(9)	59	1994	394,561(10)(11)	*	1,514,055	(12)	1.44%
Edward C. Coppola(9)	56	1994	400,104(13)(14)	*	1,104,349	(15)	1.14%
James S. Cownie	66	1994	89,496(16)(17)	*	—		*
Fred S. Hubbell	59	1994	95,591(18)(19)	*	—		*
Diana M. Laing	56	2003	11,588(20)	*	—		*
Stanley A. Moore	72	1994	49,227(21)	*	—		*
Mason G. Ross	67	2009	4,816(22)	*	—		*
Dr. William P. Sexton	72	1994	19,695(23)	*	—		*

*
The percentage of shares beneficially owned by this director does not exceed one percent of our outstanding Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units (as defined in Note 3 below) listed.

(2)
Assumes that none of our outstanding OP Units or LTIP Units (as defined in Note 3) are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units).

(3)
Our Company is the sole general partner of, and owns an aggregate of approximately 92% of the ownership interests referred to as "OP Units" in The Macerich Partnership, L.P. or our "Operating Partnership." Our Operating Partnership holds directly or indirectly substantially all of our interests in 71 regional shopping malls and 14 community centers. In connection with our formation, as well as subsequent acquisitions of certain centers, OP Units were issued to certain persons in connection with the transfer of their interests in such centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our election.

Our Long Term Incentive Plan or "LTIP" allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as "LTIP Units", as more fully described on pages 41-42 of this Proxy Statement. LTIP Units can be performance-based or service-based. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

(4)
Assumes that all OP Units and LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(5)
Includes 2,000 shares of Common Stock held in a charitable remainder unitrust of which Mr. Abbey and his wife are trustees. Also includes 1,550 shares of non-transferrable restricted stock granted to Mr. Abbey under our 2003 Equity Incentive Plan or "2003 Incentive Plan" that will vest after May 14, 2011.

(6)
In addition to the securities disclosed in the above table, 4,160 stock units are credited to Mr. Abbey under the terms of our Eligible Directors' Deferred Compensation/Phantom Stock Plan referred to as our "Director Phantom Stock Plan," the vesting and terms of which are described under "Compensation of Directors" below. Stock units issued under our Director Phantom Stock Plan are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(7)
All shares of Common Stock are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife. Also includes 5,447 shares held through his account under our Employee Stock Purchase Plan or "ESPP."

(8)
All OP Units are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife.

(9)
Arthur Coppola and Edward Coppola are brothers.

(10)
Includes 488 shares held by Mr. A. Coppola as custodian for his minor child.

(11)
Includes 102,610 stock appreciation rights or "SARs" that vested on March 15, 2011 under our 2003 Incentive Plan. In addition to the securities disclosed in the above table, Mr. A. Coppola has 88,450 stock units that will vest after May 14, 2011. SARs and stock units are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable. Stock units vest in equal installments over a three-year period from the grant date.

(12)
Includes 1,286,260 OP Units, 20,435 vested service-based LTIP Units and 207,360 vested performance-based LTIP Units. In addition to these securities, Mr. A. Coppola has 100,000 unvested performance-based LTIP Units.

(13)
Includes 3,501 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,452 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 5,053 shares held by Mr. E. Coppola as custodian for his children. This family partnership is 90% owned by the trusts for Mr. E. Coppola's children and 5% owned by each of Mr. E. Coppola and his wife. Mr. E. Coppola disclaims any beneficial ownership of the shares held by his wife.

(14)
Includes 72,907 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. In addition to the securities disclosed in the above table, Mr. E. Coppola has 74,483 stock units that will vest after May 14, 2011.

(15)
Includes 974,568 OP Units, 5,365 vested service-based LTIP Units and 124,416 vested performance-based LTIP Units. In addition to these securities, Mr. E. Coppola has 50,000 unvested performance-based LTIP Units.

(16)
Includes 10,800 shares subject to options granted to Mr. Cownie under our 1994 Eligible Directors' Stock Option Plan or "Director Plan," our Amended and Restated 1994 Incentive Plan, as amended, referred to as our "1994 Incentive Plan," or our 2000 Incentive Plan that are currently exercisable or become exercisable on or before May 14, 2011. In addition to the securities disclosed in the above table, 45,072 stock units are credited to Mr. Cownie under the terms of our Director Phantom Stock Plan.

(17)
Includes 3,180 shares of non-transferrable restricted stock granted to Mr. Cownie under our 2003 Incentive Plan that will vest after May 14, 2011.

(18)
Includes 970 shares held in trust by Mr. Hubbell as trustee and 10,511 shares held in trust for the benefit of Mr. Hubbell and his descendants. Also includes 17,344 shares held by a foundation of which Mr. Hubbell and his wife are trustees.

(19)
Includes 3,180 shares of non-transferrable restricted stock granted to Mr. Hubbell under our 2003 Incentive Plan that will vest after May 14, 2011. In addition to the securities disclosed in the above table, 44,594 stock units are credited to Mr. Hubbell under the terms of our Director Phantom Stock Plan.

(20)
Includes 2,700 shares subject to options granted to Ms. Laing under our 2003 Incentive Plan that are currently exercisable or become exercisable on or before May 14, 2011. Also includes 3,180 shares of non-transferrable restricted stock granted to Ms. Laing under our 2003 Incentive Plan that will vest after May 14, 2011. In addition to the securities disclosed in the above table, 18,591 stock units are credited to Ms. Laing under the terms of our Director Phantom Stock Plan.

(21)
Includes 3,180 shares of non-transferrable restricted stock granted to Mr. Moore under our 2003 Incentive Plan that will vest after May 14, 2011. In addition to the securities disclosed in the above table, 47,021 stock units are credited to Mr. Moore under the terms of our Director Phantom Stock Plan.

(22)
Includes 3,180 shares of non-transferrable restricted stock granted to Mr. Ross under our 2003 Incentive Plan that will vest after May 14, 2011. In addition to the securities disclosed in the above table, 4,408 stock units are credited to Mr. Ross under the terms of our Director Phantom Stock Plan.

(23)
Includes 10,800 shares subject to options granted to Dr. Sexton under our Director Plan, our 1994 Incentive Plan or our 2000 Incentive Plan that are currently exercisable or become exercisable on or before May 14, 2011. Also includes 3,180 shares of non-transferrable restricted stock granted to Dr. Sexton under our 2003 Incentive Plan that will vest after May 14, 2011. In addition to the securities disclosed in the above table, 45,765 stock units are credited to Dr. Sexton under the terms of our Director Phantom Stock Plan.

        Our Company was formed on September 9, 1993 to continue the business of The Macerich Group, which had been engaged in the shopping center business since 1965. Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our centers and various management companies. The management companies provide property management, leasing and other related services to our properties.

        The following provides certain biographical information with respect to our director nominees, as well as the specific experience, qualifications, attributes and skills that led our Board to the conclusion that each director should serve as a member of our Board of Directors.

        Douglas D. Abbey is a member of the board and investment committee of IHP Capital Partners, an investment firm he co-founded in 1992, which provides capital to the home building and land development industry. He is also the Co-Founder of AMB Property Corporation, an industrial real estate investment trust or "REIT," where he worked in various capacities during a 22-year career from 1983 to 2005. Mr. Abbey has more than 30 years of experience in commercial and residential real estate investment and development. In addition, he is a member of the board of directors of Pacific Mutual Holding Company and Pacific LifeCorp, the parent companies of Pacific Life Insurance Company, serving on the compensation and investment committees. Mr. Abbey is also on the board of directors and a member of the nominating and governance committee and compensation committee of Apollo Commercial Real Estate Finance, Inc.

        Mr. Abbey is a trustee and the past vice chairman of the Urban Land Institute and a member of the executive committee of the Fisher Center for Real Estate and Urban Economics at the University of California Berkeley. He is a member of the board and executive committee of Bridge Housing Corporation, a non-profit affordable housing developer based in California and serves on the real estate committee of the University of California San Francisco Foundation. In addition, Mr. Abbey is a lecturer in finance at the Stanford Graduate School of Business.

        Mr. Abbey brings to the Board not only the leadership expertise and unique perspective gained from co-founding IHP Capital Partners and AMB Property, but also substantial executive experience from his various positions at AMB Property. Mr. Abbey has extensive knowledge in the areas of commercial and residential real estate investment and development, which allows him to bring a wealth of knowledge and experience to Board deliberations. His experience on the boards of other public and private companies further augments his range of knowledge.

        Dana K. Anderson has been Vice Chairman of our Board of Directors since our formation. In addition, Mr. Anderson served as our Chief Operating Officer from our formation until December 1997. Mr. Anderson is one of our Company's founders and has been with The Macerich Group or our Company since 1966. He has 46 years of shopping center experience with The Macerich Group and our Company and 50 years of experience in the real estate industry.

        Mr. Anderson's long-standing history with our Company and his understanding of our operations and growth throughout the years provide an important perspective to our Board. This institutional knowledge is complemented by his substantial experience in the real estate industry, specifically with respect to leasing and operational matters.

        Arthur M. Coppola has been our Chief Executive Officer since our formation and was elected Chairman of the Board in September 2008. As Chairman of the Board and Chief Executive Officer, Mr. A. Coppola is responsible for the strategic direction and overall management of our Company. He served as our President from our formation until his election as Chairman. Mr. A. Coppola is one of our Company's founders and has over 35 years of experience in the shopping center industry, all of which has been with The Macerich Group and our Company. From 2005 through 2010, Mr. A. Coppola was a member of the board of governors or the executive committee of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), served as the 2007 chair of the board of governors and received the 2009 NAREIT Industry Leadership Award. Mr. A. Coppola is also an attorney and a certified public accountant.

        As Chairman and CEO, our Board values Mr. A. Coppola's strategic direction and vision which has resulted in our Company growing from a privately-held real estate company to a dominant national regional mall company with 71 regional malls consisting of approximately 73 million square feet of gross leaseable area. He is not only the leader of our Company but also a recognized leader within the REIT industry. Mr. A. Coppola's knowledge of our Company and the REIT industry, as well as his extensive business relationships with investors, retailers, financial institutions and peer companies, provide our Board with critical information necessary to oversee and direct the management of our Company. His role and experiences at our Company and within our industry give him unique insights into our Company's opportunities, operations and challenges.

        Edward C. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. E. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company's financial and investment strategies, including our Company's key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. E. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has 34 years of shopping center experience with The Macerich Group and our Company and is one of our founders. From March 16, 2006 to February 2, 2009, Mr. E. Coppola was a member of the board of directors of Strategic Hotels & Resorts, Inc., a publicly-traded REIT which owns and manages high-end hotels and resorts. Mr. E. Coppola is also an attorney.

        As President, Mr. E. Coppola provides our Board with important information about the overall conduct of our Company's business. His day-to-day leadership of our Company provides our Board with valuable knowledge of our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to strategic and investment planning, finance, capital markets, acquisition, disposition and development matters.

        James S. Cownie, currently a private investor, was formerly Chairman and CEO of New Heritage Associates, a cable television operator with cable properties located in the Minneapolis/St. Paul, Minnesota area from 1991 to 1996. Prior to that, Mr. Cownie was Co-Founder and President of Heritage Communications, Inc., a cable television operator serving 22 states, from 1971 to 1990. Mr. Cownie is a member of the board of directors of Da-Lite Screen Company, a manufacturer of audio-visual equipment, and MARKETLINK, INC., a telemarketing firm. Mr. Cownie is the chairman and majority owner of WWL Holding, a logistics company engaged in transportation and pallet management.

        As a former CEO or President of a cable television operator for 25 years, Mr. Cownie has a broad understanding of the operational, financial and strategic issues facing companies. Mr. Cownie brings management experience, leadership capabilities, financial knowledge and business acumen to our Board. In addition, his service on various boards, including as chairman, makes him a valuable contributor to our Board.

        Fred S. Hubbell was a member of the executive board and Chairman of Insurance and Asset Management Americas for ING Group, a Netherlands-based company and one of the world's largest banking, insurance and asset management companies, and served as an executive board member from May 2000 through April 2006. The executive board is the first tier leadership board of ING Group and is responsible for the management of the company. Mr. Hubbell became Chairman of Insurance and Asset Management Americas in 2004 and was previously Chair of the Executive Committees of the Americas and Asia/Pacific beginning January 2000. Mr. Hubbell was also responsible for Nationale Nederlanden, ING's largest Dutch insurance company, and ING's asset management operations throughout Europe since May 2004. Mr. Hubbell elected to retire from ING Group's executive board effective April 25, 2006 and has returned to the United States. Mr. Hubbell was formerly Chairman, President and Chief Executive Officer of Equitable of Iowa Companies, an insurance holding company, serving as Chairman from May 1993 to October 1997, and as President and Chief Executive Officer from May 1989 to October 1997. Mr. Hubbell served as interim director of the Iowa Department of Economic Development from October 5, 2009 through January 14, 2010. Mr. Hubbell is also an attorney.

        Mr. Hubbell's extensive executive experience and leadership roles at both ING Group and Equitable of Iowa Companies provide our Board with an important perspective in terms of the management and operation of our Company. His expertise in management, strategic planning and operations assists our Board in reviewing our financial and business strategies as well as addressing the challenges our Company faces. Mr. Hubbell's experience at ING Group also provides our Board with a global perspective.

        Diana M. Laing is the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly-traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States, and has served in such capacity since May 2004. She is responsible for financial reporting, capital markets transactions and investor relations. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly-traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly-traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. She serves on the Dean's Advisory Council for the College of Business at Loyola Marymount University.

        Our Board believes Ms. Laing's 28 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience which enhances her understanding of the issues facing our Company and industry. Based on her financial expertise, Ms. Laing serves as the Chairperson of our Audit Committee and has been designated by our Board as an audit committee financial expert.

        Stanley A. Moore is the Chief Executive Officer of Overton Moore Properties as well as one of its co-founders. He has served as CEO since 1973. Overton Moore Properties, which develops, owns and manages office, industrial and mixed-use space, is one of the top commercial real estate development firms in Los Angeles County. Mr. Moore also has been a director of Overton Moore Properties (or its predecessor) since 1973. In addition, he is a member of the board of directors and chairman of the investment committee and nominating and corporate governance committee of Industrial Income Trust, Inc., a public, non-traded industrial REIT. Furthermore, Mr. Moore is past president of the Southern California Chapter of the National Association of Industrial and Office Parks, and is a board member of the Economic Resources Corporation of South Central Los Angeles.

        Mr. Moore's experience as a CEO of a leading commercial real estate developer gives him a broad understanding of the operational, financial and strategic issues facing our Company. By virtue of his extensive real estate experience, he brings to our Board valuable knowledge in the areas of acquisitions, development, property management and finance. In addition, Mr. Moore was chosen by our independent directors to serve as our Presiding Director and he collaborates with Mr. A. Coppola on Board matters.

        Mason G. Ross spent 35 years at Northwestern Mutual Life, an industry leading life insurance company, the final nine years of which he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, his responsibilities included the design and administration of investment compensation systems, oversight of investment risk management, and the formation of the asset allocation strategy of the investment portfolio. During his prior 27 years at Northwestern Mutual Life, he held a variety of positions including leading the company's real estate investment and private securities operations. During that time, he also served as a director of Robert W. Baird, Inc., a regional brokerage and investment banking firm, and the Russell Investment Group, an international investment management firm. Since retiring from Northwestern Mutual in 2007, he has remained active in the investment business and currently serves as a director of a private real estate development firm, a real estate consultant to a private real estate fund and as a trustee of several large private trusts. He is the past chairman of the National Association of Real Estate Investment Managers and a former trustee of the Urban Land Institute.

        Our Board values the 39 years of investment experience of Mr. Ross and his extensive involvement in commercial real estate. His real estate financing expertise acquired over a 25 year period of providing real estate financing for all types of properties provides our Board with important knowledge in considering our Company's capital and liquidity needs. In addition, as a more recently-elected Board member, Mr. Ross as well as Mr. Abbey provides a fresh perspective to our Board's deliberations.

        Dr. William P. Sexton is Vice President, Emeritus, University Relations of the University of Notre Dame and assumed this position in 2003. From 1983 through 2003, Dr. Sexton was Vice President, University Relations of the University of Notre Dame and a member of the budget and finance committees of the University where he oversaw fiscal, internal control, personnel, budget and capital matters. After serving in this role for 20 years, he returned to teaching full time in the College of

Business. He is a Full Professor in the Management Department and teaches in the University's Executive MBA Program. Dr. Sexton has been employed as a professor in the Management Department of the Business School at Notre Dame since 1966. Dr. Sexton also serves as chairman of the audit committee of a privately held company.

        Our Board values Dr. Sexton's extensive business experience and knowledge gained from his positions as both a professor and officer of the University of Notre Dame. Our Board believes Dr. Sexton's background in management, finance and education not only supplements the experiences of our other directors but also provides a different and informative viewpoint to Board matters.

The Board of Directors and its Committees

        Board of Directors.    Our Company is managed under the direction of a Board of Directors composed of ten members. Our Board of Directors met seven times in 2010. Each of our directors attended all Board meetings, except Messrs. Anderson, Cownie, Moore and Ross each missed one meeting. In addition, each director attended at least 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2010.

        Director Independence.    For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE Rules and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance which are available at www.macerich.com under "Investing-Corporate Governance." Our Board has determined that the following seven current non-employee directors do not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Abbey, Cownie, Hubbell, Moore and Ross, Ms. Laing and Dr. Sexton. Messrs. A. Coppola, Anderson and E. Coppola are not independent directors because they are current executive-level employees of our Company.

        Executive Committee.    The Executive Committee of our Board of Directors consists of Messrs. Moore and A. Coppola and has such authority as is delegated by our Board and as permitted under applicable law, including authority to negotiate and implement acquisitions and to execute certain contracts and agreements with unaffiliated third parties. The primary purpose of the Executive Committee is to exercise the powers and duties of our Board between Board meetings and to implement the policy decisions of our Board on matters not delegated to other committees. Mr. A. Coppola is the chairperson of this Committee. The Executive Committee did not meet during 2010.

        Audit Committee.    The Audit Committee consists of Messrs. Cownie and Hubbell, Ms. Laing and Dr. Sexton, each of whom is financially literate, is an independent director and meets the independence requirements for audit committee members under the NYSE Rules and the Securities Exchange Act of 1934, as amended, or "Exchange Act." Ms. Laing is the chairperson of this Committee and has been designated by our Board as an audit committee financial expert. The Audit Committee met 11 times during 2010 with all members attending each meeting.

        Under the Audit Committee charter, the purpose of this Committee is to assist our Board in overseeing the accounting and financial reporting processes and the audits of our financial statements, including the integrity of our financial statements, the compliance with legal and regulatory requirements, our independent public accountants' qualifications and independence, and the performance of our independent public accountants and internal audit function. The Committee's duties include:

  (1)
  appointing, evaluating and, where appropriate, replacing our independent public accountants,

  (2)
  reviewing our financial statements with management and our independent public accountants,

  (3)
  reviewing and approving with our independent public accountants the scope and results of the audit engagement,

  (4)
  pre-approving audit and permissible non-audit services provided by our independent public accountants,

  (5)
  reviewing the independence of our independent public accountants,

  (6)
  reviewing the adequacy of our internal accounting controls, and

  (7)
  reviewing and approving related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below.

        Compensation Committee.    The Compensation Committee consists of Messrs. Abbey, Moore and Ross, Ms. Laing and Dr. Sexton, each of whom is an independent director. Mr. Moore is the chairperson of this Committee. The Compensation Committee met four times during 2010. Mr. Abbey was appointed to the Committee on July 29, 2010. All members attended each meeting that occurred during their respective time on the Committee in 2010. As outlined in its charter, the Compensation Committee has the following duties and responsibilities:

  (1)
  approving and evaluating our director and executive officer compensation plans, policies and programs,

  (2)
  reviewing annually our overall compensation structure and philosophy,

  (3)
  reviewing and approving compensation for our executive officers,

  (4)
  reviewing and recommending director compensation to our Board, and

  (5)
  administering certain of our employee benefit and stock plans.

        The Compensation Committee charter provides that the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director and executive officer compensation, including approving their fees and terms. The Compensation Committee has periodically engaged Towers Watson, a nationally recognized, independent compensation consulting firm, to provide reviews of the various elements of our director and executive officer compensation programs, including evolving compensation trends and market survey data. The Committee retained Towers Watson to conduct a competitive assessment of the compensation programs and practices for certain of our named executive officers and directors for 2010 as well as to identify current market practices. Towers Watson provides no other consulting services to our Company.

        Mr. A. Coppola also generally attends the Compensation Committee meetings and provides his recommendations with respect to the compensation paid to the other executive officers. While Mr. A. Coppola's input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our Company's executive officers. See "Compensation Discussion and Analysis." The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, each subcommittee to consist only of independent directors. No subcommittee has been formed.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Messrs. Abbey, Cownie, Hubbell, Moore and Ross, each of whom is an independent director. Mr. Hubbell serves as chairperson. The Nominating and Corporate Governance Committee met two times in 2010. Mr. Abbey was appointed to the Committee on July 29, 2010. All members attended each meeting that occurred during their respective time on the Committee in 2010. The Nominating and Corporate Governance Committee operates under a charter which provides that the Committee will:

  (1)
  assist our Board by identifying individuals qualified to become Board members and recommend to our Board nominees for election as director by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings,

  (2)
  recommend adoption of and changes to our Guidelines on Corporate Governance,

  (3)
  lead our Board in its annual review of the performance of our Board and our committees,

  (4)
  recommend to our Board director nominees for each Board committee, and

  (5)
  perform such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management.

        Committee Charters.    The charters for the Executive Committee, Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available at www.macerich.com under "Investing-Corporate Governance."

        Related Party Transaction Policies and Procedures.    The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply to any transaction or series of transactions in which our Company or an affiliate is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any director, executive officer, stockholder of more than 5% of our Common Stock and any immediate family member thereof. Under the policies, transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. In determining whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party's interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company.

        Risk Oversight.    One of the principal functions of our Board of Directors is to provide oversight concerning our Company's assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, material litigation and regulations, including any material risk to the Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board's risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company's leadership structure described under the heading "Board Leadership Structure" below.

        Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

          Audit Committee.    As required by the NYSE Rules, the Audit Committee is responsible for periodically discussing our Company's overall risk assessment and risk management policies with management, our Company's internal auditors and our independent accountants as well as our Company's plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls and oversees risk related to our compliance with legal and regulatory requirements.

          Compensation Committee.    The Compensation Committee is responsible for overseeing our Company's assessment and management of risk related to our Company's compensation plans, policies and overall philosophy as more fully described below under "Risk Considerations."

          Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.

        At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and any outside advisors regarding any matter.

        Risk Considerations.    We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives' annual bonuses are determined in the Compensation Committee's discretion based on its consideration of a variety of corporate and individual performance factors as described below under "Compensation Discussion and Analysis." Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success without putting undue emphasis on any particular performance measure, and that it does not encourage unnecessary or excessive risk taking.

        A significant portion of the compensation provided to our named executive officers is in the form of equity awards that are important to help further align executives' interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and since grants are subject to vesting or retention schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our Compensation Discussion and Analysis, our current practice is to grant executives LTIP Unit awards that vest based on the percentile ranking of our total stockholder return as compared to our peer REITs over the applicable performance period. The Compensation Committee believes these awards provide additional incentives for executives to create value for our stockholders and, together with the executives' equity ownership in our Company pursuant to our stock ownership guidelines as described below, help further link their interests with those of our stockholders.

        Director Selection Process.    The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate

Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. This Committee will make the final recommendations of candidates to our Board for nomination.

        Our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our bylaws and within the time periods set forth under the heading "Stockholder Proposals and Director Nominees."

        Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to the Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Committee may determine is appropriate for review. This process is described in our Guidelines on Corporate Governance which is available at www.macerich.com under "Investing-Corporate Governance."

        Diversity.    Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees. Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, background, skills, areas of expertise and perspective. These factors, the additional factors described above under "Director Selection Process" and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company's business and affairs. On an annual basis, as part of our Board's self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

        Board Leadership Structure.    Our Company's Guidelines on Corporate Governance provide that our Board is free to make its choice for Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board therefore believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

        Our Board currently combines the role of Chairman of the Board and the role of CEO, but couples this with the Presiding Director position to further strengthen our governance structure. This structure was part of our Company's long-term succession planning following the retirement of our former Chairman in 2008. At that time, our Board determined that it was in the best interests of our Company and stockholders to have Mr. A. Coppola become Chairman as well as retain his CEO position. Our Board believes this structure provides an efficient and effective leadership model for our Company given Mr. A. Coppola's strong leadership and extensive knowledge of our Company. Combining the Chairman and CEO roles in the case of Mr. A. Coppola serves as a bridge between the Board and management and fosters clear accountability, effective decision making and alignment on corporate strategy.

        To ensure independent oversight, we have a strong Presiding Director role as well as executive sessions of the independent directors after every Board meeting. Our Presiding Director, Mr. Moore, has been designated by our independent directors and collaborates with our CEO on a regular basis. The role of the Presiding Director is to prepare with our CEO our Board agendas, chair the executive sessions of the non-management directors, call meetings of the independent directors and perform such other functions as our Board or non-management directors may direct. The non-management directors meet in separate executive sessions after each regularly scheduled quarterly Board meeting. The non-management directors met four times in 2010. Each non-management director is an independent director.

        Attendance at Stockholders' Meetings.    Our Board encourages directors in the Santa Monica area at the time of the stockholders' meeting to attend the meeting. Our Board does not require director attendance at our stockholders' meetings because our stock is predominately held by institutional stockholders and attendance is traditionally light. At our 2010 annual stockholders' meeting, one of our directors and two of our executive officers attended.

        Contact Our Board.    Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Presiding Director for our non-management directors, by sending an email as follows:

    Board of Directors—boardofdirectors@macerich.com
    Non-Management Directors—nonmanagementdirectors@macerich.com
    Presiding Director for the Non-Management Directors—presidingdirector@macerich.com

        Such communications may be anonymous and also may be submitted in writing in care of:

    Attention: Secretary
    The Macerich Company
    401 Wilshire Boulevard, Suite 700
    Santa Monica, CA 90401

        All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

        Codes of Ethics.    Our Company expects that all of our directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the NYSE Rules. In addition, our Company has adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. To the extent required by applicable SEC rules and NYSE Rules, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under "Investing-Corporate Governance." Each of these Codes of Conduct is available on our website at www.macerich.com under "Investing-Corporate Governance."

Compensation of Directors

        Our non-employee directors are compensated for their services according to an arrangement authorized by our Board of Directors and recommended by the Compensation Committee. A Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. A. Coppola, Anderson and E. Coppola are the only directors who are also employees of our Company or a subsidiary.

        The Compensation Committee generally reviews director compensation annually. During 2009, the Compensation Committee retained Towers Watson to conduct an analysis with respect to the compensation structure for our non-employee directors and outline areas for our Board to consider in reviewing changes to this structure. This analysis included a summary of current director compensation trends as well as a compensation study of REIT peer companies and similarly sized companies across various industries. Effective January 1, 2010, our Board, based on the Compensation Committee's recommendation, revised the compensation structure for our non-employee directors as follows:

        Annual Retainer for Service on our Board—$60,000, payable in quarterly installments, plus shares of restricted stock equal to $75,000 based upon the closing price of our common stock on the date of the grant, are automatically granted in March of each year and vest over three years.

        Annual Retainer for Chairman of the Audit Committee—$25,000.

        Annual Retainer for Chairman of the Compensation Committee—$25,000.

        Annual Retainer for Chairman of the Nominating and Corporate Governance Committee —$25,000.

        Annual Retainer for Committee Membership—$12,500 per committee for non-chair members.

        Expenses—The reasonable expenses incurred by each director (including employee directors) in connection with the performance of the director's duties are also reimbursed by our Company.

        Each grant of restricted stock to our non-employee directors in 2010 was made pursuant to our 2003 Incentive Plan. In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation otherwise payable and to receive that compensation (to the extent that it is actually earned by service during that period) in cash or in shares of Common Stock as elected by the director, after termination of the director's service or on a specified payment date. Such compensation includes the annual retainers payable to our non-employee directors. Every current non-employee director during his or her term of service has elected to receive all or a portion of such compensation in Common Stock. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in case of the death or disability of a director or, after a change of control event, the termination of his or her services as a director.

        The following table summarizes the compensation paid, awarded or earned with respect to each of our non-employee directors during 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Douglas D. Abbey	41,096	—	—	—	—	—		41,096
James S. Cownie	85,000	75,000	—	—	—	20,252	(3)	180,252
Fred S. Hubbell	97,500	75,000	—	—	—	—		172,500
Diana M. Laing	97,500	75,000	—	—	—	—		172,500
Stanley A. Moore	110,000	75,000	—	—	—	—		185,000
Mason G. Ross	85,000	75,000	—	—	—	—		160,000
Dr. William P. Sexton	85,000	75,000	—	—	—	—		160,000

(1)
Pursuant to our Director Phantom Stock Plan, each director, except Messrs. Abbey and Ross, elected to defer fully their annual cash retainers for 2010 and to receive such compensation in Common Stock at a future date. Messrs. Abbey and Ross elected to defer 50% of their annual retainers for 2010. Therefore, for 2010 compensation, Messrs. Abbey, Cownie, Hubbell, Moore and Ross, Ms. Laing and Dr. Sexton were credited with 412, 2,287, 2,634, 2,982, 1,147, 2,583 and 2,282 stock units, respectively, which vested during 2010 as the service was provided. The amount shown for Mr. Abbey represents the prorated share of his director fees beginning June 30, 2010, the date he was elected as a director.

(2)
The amounts shown represent the aggregate grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as "FASB ASC Topic 718," of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2010 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2011.

Except for Mr. Abbey, each of our non-employee directors received 1,944 shares of restricted stock on March 5, 2010 under our 2003 Incentive Plan. The closing price of our Common Stock on that date was $38.58.

  As of December 31, 2010, our non-employee directors held the following number of unexercised stock options, unvested shares of restricted stock and unpaid stock units:

Name	Unexercised Options (#)(4)	Unvested Shares of Restricted Stock (#)	Stock Units (#)
Douglas D. Abbey	—	—	2,416
James S. Cownie	10,800	2,945	44,607
Fred S. Hubbell	—	2,945	44,134
Diana M. Laing	2,700	2,945	18,399
Stanley A. Moore	—	2,945	46,536
Mason G. Ross	—	2,278	4,362
Dr. William P. Sexton	10,800	2,945	45,293
(3)
Represents the premium paid by our Company for Mr. Cownie's health insurance.

(4)
The number of options reflects certain anti-dilutive adjustments under our 2003 Incentive Plan.

Executive Officers

        The following table sets forth, as of March 31, 2011, the names, ages and positions of our executive officers and the year each became an officer. Executive officers serve at the pleasure of our Board of Directors. No executive officer has an employment agreement with our Company.

Name	Age	Position	Officer Since
Arthur M. Coppola	59	Chairman of the Board of Directors and Chief Executive Officer	1993
Dana K. Anderson	76	Vice Chairman of the Board of Directors	1993
Edward C. Coppola	56	President	1993
Thomas E. O'Hern	55	Senior Executive Vice President, Chief Financial Officer and Treasurer	1993
Richard A. Bayer	61	Senior Executive Vice President, Chief Legal Officer and Secretary	1994
Randy L. Brant	58	Executive Vice President, Real Estate	2001
Tracey P. Gotsis	44	Executive Vice President, Marketing and Development	2002
Eric V. Salo	45	Executive Vice President	2000

        Except as noted below, the following table sets forth, as of March 15, 2011, the number of shares of our Common Stock and OP Units beneficially owned by each of the executive officers named in the Summary Compensation Table on page 35 of this Proxy Statement, whom we refer to as our "named executive officers." Although Messrs. Grossi and Genovese resigned from their respective positions with our Company in 2010, they are considered named executive officers under the SEC rules. In connection with their resignations, they each entered into a separation agreement and mutual release of claims as more fully described on pages 48-49 of this Proxy Statement. Information with respect to

Messrs. Grossi and Genovese is as of April 30, 2010 and September 17, 2010, respectively, their last day of employment with our Company.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)		Percent of Common Stock(3)
Arthur M. Coppola	394,561(4)(5)	*	1,514,055	(6)	1.44%
Edward C. Coppola	400,104(7)(8)	*	1,104,349	(9)	1.14%
Thomas E. O'Hern	217,310(10)	*	75,878	(11)	*
Richard A. Bayer	162,206(12)	*	69,313	(13)	*
Randy L. Brant	94,869(14)	*	—		*
Tony Grossi	55,237(15)	*	5,109	(16)	*
John M. Genovese	104,802(17)	*	—		*

*
The percentage of shares beneficially owned by this executive officer does not exceed one percent of our outstanding Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units listed.

(2)
Assumes that none of our outstanding OP Units or LTIP Units are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units).

(3)
Assumes that all OP Units and LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(4)
Includes 488 shares held by Mr. A. Coppola as custodian for his minor child.

(5)
Includes 102,610 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. In addition to the securities disclosed in the above table, Mr. A. Coppola has 88,450 stock units that will vest after May 14, 2011.

(6)
Includes 1,286,260 OP Units, 20,435 vested service-based LTIP Units and 207,360 vested performance-based LTIP Units. In addition to these securities, Mr. A. Coppola has 100,000 unvested performance-based LTIP Units.

(7)
Includes 3,501 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,452 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 5,053 shares held by Mr. E. Coppola as custodian for his children. This family partnership is 90% owned by the trusts for Mr. E. Coppola's children and 5% owned by each of Mr. E. Coppola and his wife. Mr. E. Coppola disclaims any beneficial ownership of the shares held by his wife.

(8)
Includes 72,907 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. In addition to the securities disclosed in the above table, Mr. E. Coppola has 74,483 stock units that will vest after May 14, 2011.

(9)
Includes 974,568 OP Units, 5,365 vested service-based LTIP Units and 124,416 vested performance-based LTIP Units. In addition to these securities, Mr. E. Coppola has 50,000 unvested performance-based LTIP Units.

(10)
Includes 3,393 shares of Common Stock held for Mr. O'Hern under our 401(k)/Profit Sharing Plan and 59,406 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. Also includes 5,525 shares held by Mr. O'Hern as custodian for his minor children. In addition to the securities disclosed in the above table, Mr. O'Hern has 38,405 stock units that will vest after May 14, 2011.

(11)
Includes 4,598 vested service-based LTIP Units and 71,280 vested performance-based LTIP Units. In addition to these securities, Mr. O'Hern has 20,000 unvested performance-based LTIP Units.

(12)
Includes 3,562 shares of Common Stock held for Mr. Bayer under our 401(k)/Profit Sharing Plan and 54,005 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. In addition to the securities disclosed in the above table, Mr. Bayer has 34,915 stock units that will vest after May 14, 2011.

(13)
Includes 3,018 OP Units, 4,087 vested service-based LTIP Units and 62,208 vested performance-based LTIP Units. In addition to these securities, Mr. Bayer has 20,000 unvested performance-based LTIP Units.

(14)
Includes 43,204 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. In addition to the securities disclosed in the above table, Mr. Brant has 28,313 stock units that will vest after May 14, 2011.

(15)
In addition to the securities disclosed in the above table, Mr. Grossi has 41,897 stock units that will vest after May 14, 2011.

(16)
Represents service-based LTIP Units that vested March 15, 2011.

(17)
Includes 43,204 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. In addition to the securities disclosed in the above table, Mr. Genovese has 18,621 stock units that will vest after May 14, 2011.

        Biographical information concerning Messrs. A. Coppola, Anderson and E. Coppola is set forth above under the caption "Information Regarding our Director Nominees."

        Thomas E. O'Hern became one of our Senior Executive Vice Presidents in September 2008 and has been our Chief Financial Officer and Treasurer since July 1994. Mr. O'Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O'Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. and was with that firm from 1978 through 1984. Mr. O'Hern is a member of the board of directors, the audit committee chairman and a member of the compensation committee of Douglas Emmett, Inc., a public REIT, and is a board member of several other non-profit philanthropic and academic organizations.

        Richard A. Bayer joined our Company in May 1994, and has been our Chief Legal Officer since January 2005, our Secretary since July 1994 and one of our Senior Executive Vice Presidents since September 2008. Mr. Bayer was our General Counsel from July 1994 until January 2005 and one of our Executive Vice Presidents from December 1998 through September 2008. Prior to joining our Company, Mr. Bayer spent 11 years in the real estate department of the national law firm of O'Melveny & Myers LLP where he specialized in representing corporate, banking and entertainment clients in multi-property and multi-state purchase and sale, financing, leasing, development and M&A transactions. From 1972 to 1983, Mr. Bayer served in a series of professional positions at the University of California, San Diego, including Resident Dean of Revelle College and Associate Dean of Students. He is a member of the board of visitors of his alma mater, the University of San Diego School of Law.

        Randy L. Brant joined our Company in 2001 as our Senior Vice President of Development Leasing, was elected our Executive Vice President of Real Estate in December 2007 and oversees our leasing operations. He has over 31 years of experience in the retail industry, specializing in upscale and entertainment-driven retail developments. Before joining our Company, he was President of Gordon/Brant, LLC, an international developer specializing in entertainment-oriented retail centers known for creating the first two phases of The Forum Shops at Caesar's Palace. Mr. Brant also previously served as Vice President of Real Estate for Simon Property Group and Vice President of Leasing for Forest City Enterprises. Mr. Brant began his career with the Ernest Hahn Company, where he was manager of shopping centers and went on to become Vice President of Leasing for the portfolio.

        Tracey P. Gotsis joined our Company with the acquisition of Westcor in July 2002. She has been our Executive Vice President of Marketing and Development since December 2007, and is generally responsible for corporate branding and marketing, public relations and public affairs, research and retailer marketing, as well as marketing strategies for all properties in our portfolio. Ms. Gotsis also served as a Senior Vice President of Marketing from June 2003 to December 2007, prior to which she directed marketing and marketing development efforts during her tenure with Westcor. She serves on the executive board of Fresh Start Women's Foundation, the board of directors of the Arizona Cancer Research Center, the Northern Arizona Alumni Association Board, and is an active member of Greater Phoenix Leadership and International Council of Shopping Centers.

        Eric V. Salo was appointed Executive Vice President in February 2011 and directs the areas of asset management, property management, business development and marketing. Mr. Salo joined our Company in 1987 working in the acquisitions group, served as our Senior Vice President of Strategic Planning from August 2000 to November 2005, then as a Senior Vice President of Asset Management from November 2005 to February 2011, overseeing the Company's joint venture partner relationships, real estate portfolio performance and ancillary revenue programs. Mr. Salo serves as board chairman of the Cancer Support Community—West Los Angeles, a non-profit organization providing cancer support and education, is a member of the International Council of Shopping Centers and directs a tuition assistance program through The Seattle Foundation.

        The following Report of the Compensation Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent our Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act.

 Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2010 and this Proxy Statement for our 2011 Annual Meeting of Stockholders.

The Compensation Committee
Stanley A. Moore, Chairman Douglas D. Abbey Diana M. Laing Mason G. Ross Dr. William P. Sexton

 Compensation Discussion and Analysis

        Executive Summary.    Our objective is to tie executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards. Based on our 2010 fiscal year highlights, we believe that the compensation decisions made by the Compensation Committee or the "Committee" for our senior executive officers for 2010 demonstrate a close link between pay and performance.

  A.    The 2010 Fiscal Year in Review.

        Our Company had a strong financial performance in 2010 and the Committee believes that our executive officers were instrumental in helping achieve those results. Key highlights of 2010 corporate performance include:

  •
  Total Stockholder Return.  Our Company's total stockholder return for 2010 was 39% which continued the positive trend of 2009 when our total stockholder return was 129%. By comparison, the total stockholder return for the FTSE NAREIT Equity REITs Index for both years was 28%. Our Company's overall total stockholder return over the last 10 fiscal years was 382% compared to the return for the FTSE NAREIT Equity REITs Index of 178% for that period.

  •
  Equity Offering.  Our Company successfully completed a stock offering of 31 million shares that raised net proceeds of $1.2 billion, the largest secondary offering ever done by a REIT at the time. The offering represented the culmination of a two-year capital plan executed during the most challenging period in our Company's history. The Committee recognized the critical importance of this offering not only in terms of its successful execution but also in terms of how the offering significantly strengthened our balance sheet and increased our liquidity. Largely as a result of this offering, at year end, our Company had paid off our $1.5 billion line of credit, reduced property indebtedness and had $446 million of available cash.

  •
  Debt Refinancings.  During 2010, more than $900 million of debt secured by key properties was refinanced. As a result, our 2011 loan maturities are a manageable $465 million (excluding loans with extension options) and we anticipate retiring certain high interest debt that matures in 2011 with our available cash. At December 31, 2010, as a result of our equity offering and refinancings, our net debt-to-market capitalization was 44.3%, our average interest rate was 5.65% and our unhedged floating rate debt was 7.6% of our total market capitalization.

  •
  Redevelopments.  Santa Monica Place in Santa Monica, California, one of the premier shopping centers in the country, opened in August 2010. This $265 million redevelopment is a 524,000 square foot, three-level open air retail and dining destination with anchors Bloomingdale's and Nordstrom as well as a very strong set of over 50 retailers and restaurants. The successful opening of Santa Monica Place was a notable achievement, especially in light of the difficult leasing environment over the past few years.

  •
  Operational Results.  Mall occupancy increased 180 basis points to 93.1% at December 31, 2010 from 91.3% at December 31, 2009. Tenant sales productivity increased to $433 per square foot, up 6.0% in 2010 compared to 2009.

  •
  Cash Dividends.  As our executives increased our Company's liquidity through the series of transactions described above, we returned to an all cash dividend for our stockholders and OP Unit holders in June of 2010.

  B.    Key Compensation Decisions for Fiscal Year 2010.

        The following provides a summary of the compensation decisions made by the Committee for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer. (This is the first time Mr. Brant is a named executive officer in our proxy statement and he participates in a different compensation program than our senior executives which is described on page 33 of this Proxy Statement.) The center of our executive compensation philosophy is to pay for performance and therefore our compensation is heavily weighted toward "at risk" performance-based compensation.

  •
  Base Salary.  In line with our philosophy that our executives' compensation should be primarily performance-based, there were no salary increases in 2010 for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, whose salaries have remained the same since March of 2008. Except for Mr. E. Coppola's raises in connection with his 2008 and 2004 promotions, there have only been two salary increases since 2002 for these executives.

  •
  Annual Incentive Compensation Award.  As outlined above, the Committee believed 2010 was a strong and productive year for our Company. Based on an overall positive review of both corporate and individual performance as described in further detail below, the Committee approved the following annual incentive bonuses for 2010 performance:

Name	Cash Bonus Amount	Percentage of Base Salary	Percentage of Change of Bonus Amount from 2009
Arthur M. Coppola	$2,850,000	300%	-25%
Thomas E. O'Hern	$1,000,000	182%	-39%
Edward C. Coppola	$2,000,000	250%	-38%
Richard A. Bayer	$875,000	175%	-42%
  •
  Long-Term Incentive Equity Awards.  The Committee continued the 100% performance-based LTIP program for 2010, which links the interests of our executives and our stockholders. LTIP Units were granted that vested based on the percentile ranking of our total stockholder return per share of Common Stock relative to our peer REITs (the equity REITs of the FTSE NAREIT Index), as measured at the end of the 12-month performance period from February 1, 2010 through January 31, 2011. (See pages 41-42 of this Proxy Statement for a more detailed description of the material terms of the LTIP Units.) Our Company's total stockholder return relative to our peer REITs' total stockholder return was greater than the 84th percentile, which resulted in the LTIP Units vesting at the "outperformance" level of 200% of the units covered by the award. Even though the LTIP Units have vested, they must be held by our executives until January 31, 2013, increasing our executives' stock ownership interest and further aligning our senior executives' interests with our stockholders' interests.

        In line with our pay for performance philosophy, we have:

  •
  No employment contracts;

  •
  No guaranteed bonuses;

  •
  No executive perquisites such as club memberships, financial planning assistance or car allowances; and

  •
  No executive retirement or pension plans.

        The Compensation Committee.    The Compensation Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of five independent directors, Messrs. Moore, Ross and Abbey, Ms. Laing and Dr. Sexton.

        Role of Compensation Consultants.    The Committee has at various times retained independent compensation consultants to assist in the development and review of our compensation programs for our executive officers and directors. Since 2005, the Committee has retained Towers Watson periodically to provide reviews of the various elements of our compensation programs, including evolving compensation trends and market survey data. Towers Watson may also provide general observations on the Company's compensation programs, but it does not determine or recommend the amount or form of compensation for our named executive officers or directors. The Committee retained Towers Watson to conduct a competitive assessment of the compensation programs and practices for certain of our named executive officers and directors for 2010 as well as to identify current market practices. Towers Watson provides no other consulting services to our Company.

        Role of Data for Peer Companies.    With the assistance of Towers Watson, the Committee identified a group of peer companies to refer to in reviewing executive compensation for 2010. The following 23 U.S. publicly traded REITs were used as a peer group:

AMB Property Corporation	Kimco Realty Corporation
AvalonBay Communities, Inc.	Nationwide Health Properties, Inc.
Boston Properties, Inc.	ProLogis
BRE Properties, Inc.	Public Storage
Douglas Emmett, Inc.	Regency Centers Corporation
Equity One, Inc.	Simon Property Group, Inc.
Equity Residential	SL Green Realty Corp.
Federal Realty Investment Trust	Taubman Centers, Inc.
General Growth Properties, Inc.	Ventas, Inc.
HCP, Inc.	Vornado Realty Trust
Host Hotels & Resorts, Inc.	Weingarten Realty Investors
Kilroy Realty Corporation

        The Committee reviews compensation practices at peer companies to inform the Committee's decision-making process so it can establish compensation programs that it believes are reasonably competitive. The Committee, however, does not set compensation components to meet specific benchmarks. Instead the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward "at risk" performance-based compensation. While the Committee does review compensation relative to the peer group to help the Committee perform its subjective analysis, peer group data is not used as the determining factor in setting compensation because each officer's role and experience is unique, average actual compensation for comparable officers at the peer companies may be the result of a year of over performance or under performance and the Committee believes that ultimately the decision as to appropriate target compensation for a particular officer should be made based on a full review of that officer's and our Company's performance.

        Role of CEO.    Mr. A. Coppola generally attends the Committee meetings (excluding any executive sessions) and provides his analysis and recommendations with respect to our Company's executive compensation program, including the compensation for our other named executive officers. Given his knowledge of our executive officers and our business, the Committee believes that Mr. A. Coppola's input is an integral and vital part of the compensation process and therefore values his recommendations. The Committee, however, is responsible for approving the compensation for all of our named executive officers.

        Objectives of the Executive Compensation Program.    Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Committee believes strongly in linking compensation to performance, and has structured our compensation program to provide meaningful pay-for-performance components. Although the Committee has established an executive compensation program that is intended to deliver total pay primarily linked to overall business results, it also recognizes individual performance in making its executive compensation decisions. With this type of program, the Committee believes it can attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders. The Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company. The Committee does not have a strict policy to allocate a specific portion of compensation to our named executive officers between either cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive. In addition, our Company does not use specific ratios or formulas to set the relative total compensation among our executive officers.

        Elements of the Program.    Our executive compensation program includes the following three principal elements:

          A.    Base Salary.    The executive's base salary is intended to create a minimum level of fixed compensation based on the experience, position and responsibilities of the executive. The base salary of each named executive officer is reviewed by the Committee on an annual basis and is subject to discretionary increases that generally are based on, in the subjective judgment of the Committee, competitive pay levels, general economic conditions and/or other factors deemed relevant by the Committee.

          B.    Annual Incentive Compensation Plan.    Our Company has an annual incentive compensation program for executive officers, other senior officers and key employees under which bonuses, which may be paid in the form of cash and/or equity awards, are granted in the Committee's discretion to reflect corporate and individual performance during the prior calendar year. The objective of this annual incentive compensation plan is to motivate and reward executives for performance that benefits our Company and our stockholders and to recognize the contributions of our key employees.

          Corporate Performance.     In general, approximately 50-70% of the annual incentive compensation award is based on overall corporate performance which the Committee believes provides an appropriate link between executive compensation and our Company's performance. Measures of performance considered by the Committee in determining corporate performance may include funds from operations per share, total stockholder return, sales per square foot, occupancy and the successful completion of acquisitions, dispositions, joint ventures, developments, redevelopments, financings, offerings and other business initiatives. The Committee does not establish in advance specific corporate performance targets that must be achieved in order for a named executive officer to earn a specific level of annual incentive compensation. Rather, the Committee retains flexibility and discretion to evaluate the Company's corporate performance for the year and awards a level of annual incentive compensation that corresponds to the level of corporate performance that the Committee determines was achieved for the year.

          Individual Performance.    Generally, approximately 30%-50% of the annual incentive compensation award focuses upon the Committee's subjective evaluation of the individual executive's performance and therefore provides executives with an incentive for superior individual performance. The Committee evaluates the annual performance of our named executive officers after review of the general goal statements prepared by each executive which outline their goals with respect to their respective area of operations. The Committee examines these statements as part of its review process but does not base its compensation decisions on achievement of any specific individual goal. Rather, these goal statements provide the Committee with a general framework to assess individual performance. As part of this process, the Committee also discusses with Mr. A. Coppola his evaluation of the named executive officers' performance as well as his performance for the year.

          Award Amounts.     The actual bonus amounts awarded to each named executive officer are determined by the Committee in its discretion based on its assessment of corporate and individual performance as described above. The Committee awards annual bonuses for Messrs. A. Coppola and E. Coppola at a higher percentage level of base salary than the other executives because as the CEO and President, respectively, they are our strategic leaders and manage and direct our other named executive officers.

          For a given year, the Committee makes annual incentive compensation decisions retrospectively after the end of the year, evaluating performance during that year. The Committee's determination has historically been made in February or March of the following year typically after the release of our year-end financial information so as to provide the Committee with sufficient time to evaluate the performance of our Company and our executives for the prior fiscal year. For the 2010 annual incentive bonus, consistent with the 2009 annual incentive bonus, the Committee determined it would be appropriate to pay an all cash award to provide more liquidity to our executives, including assisting them in paying the tax liability associated with the vesting of their equity holdings in our Company.

          C.    LTIP.    Since 2006, our Company has had a long-term incentive program as an important means to align the interests of our senior executives and our stockholders, to encourage our senior executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure. LTIP Units vest based on the percentile ranking of our total stockholder return per share of Common Stock relative to our peer REITs, as measured at the end of the performance period. (See pages 41-42 of this Proxy Statement for a more detailed description of the material terms of the LTIP Units as well as Appendix I for the list of our peer REITs, the equity REITs of the FTSE NAREIT Index.) The Committee also retains discretion to make other equity-based awards to our executive officers from time to time as it deems appropriate in the circumstances.

  Other Benefits and Agreements.

          A.    Employment Agreement.    There are no employment agreements with our named executive officers.

          B.    Management Continuity Agreements.    On October 26, 2006, our Company entered into a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O'Hern and Bayer.

        The management continuity agreements provide change of control benefits for each executive officer and are designed to promote stability and continuity of management. Each management continuity agreement has a "double trigger" feature with respect to the payment of severance benefits, which means that both a change of control and an actual or constructive termination is required in order for severance benefits to become payable. A "single trigger" applies to the automatic vesting of outstanding unvested restricted stock, stock units, service-based LTIP Units, stock options and SARs, which means that upon a change of control the awards vest. We provide single trigger vesting because we believe that the purpose of awarding executives equity incentives is to align the interests of management with our stockholders and that those interests should be enhanced and not disturbed in the context of a change of control. The triggering events for payment of severance benefits and acceleration of outstanding unvested awards were established to reflect industry practice at the time these arrangements were adopted. For a detailed description of these management continuity agreements, see pages 49-50 of this Proxy Statement.

          We believe that the management continuity agreements help to aid us in attracting and retaining executives by reducing the personal uncertainty that arises from the possibility of a future business combination. Moreover, the agreements are designed to offset the uncertainty of executives as to their own future if a change of control actually occurs. We believe that the management continuity agreements help to increase stockholder value by making the executives neutral to change of control transactions that may be in the best interests of our Company and our stockholders.

          C.    Other.    Certain of our named executive officers further participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $120,000 annually, and are also eligible to receive other benefits which are generally available to all salaried employees. See the "Nonqualified Deferred Compensation" table.

  Compensation for 2010 Performance.

        Our named executive officers include our senior executive officers, Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, who all participate in the same executive compensation program as well as Mr. Brant who participates in a different compensation program described below. In addition, two former executives, Messrs. Grossi and Genovese also are considered named executive officers under the SEC rules. The following provides information with respect to the compensation of our senior executive officers for 2010 while Mr. Brant's compensation for 2010 is described on page 33 of this Proxy Statement. In connection with the resignation of Messrs. Grossi and Genovese, our Company entered into separation agreements which are described on pages 48-49 of this Proxy Statement.

          A.    Base Salary.

    The base salaries of Messrs. A. Coppola, O'Hern, E. Coppola and Bayer of $950,000, $550,000, $800,000 and $500,000, respectively, remained unchanged for 2010 and have remained the same since March of 2008. Except for Mr. E. Coppola's raises in connection with his 2008 and 2004 promotions, there have only been two salary increases since 2002 for these executives.

          B.    Annual Incentive Compensation Award.

    1.           Awards for 2010 Performance.

              a.    2010 Corporate Performance.    In reviewing 2010 performance, the Committee recognized that 2010 was a pivotal year not only for our Company but the U.S. economy and the retail industry as well. Although the U.S. economy began to recover from the severe recession that began in 2007, the economy continues to experience weakness, high levels of unemployment persist, and rental rates and valuations for retail space have not fully recovered to pre-recession levels. The Committee believes that our Company's performance in 2010 was critical in establishing the foundation for our Company's future growth and success. It was against this backdrop that the Committee conducted its review of 2010 performance.

              In reviewing 2010 results, the Committee first reviewed our overall corporate performance focusing on a variety of measures. The Committee did not assign any particular weight to any single measure or require that any particular target be achieved in order for a named executive officer to earn incentive compensation for the year. In addition, no performance targets were established for determining the amount of the bonus.

              The Committee believes 2010 was a strong year for our Company marked by the continued successful execution of the strategy set by our Board and executives to significantly strengthen our balance sheet and increase our liquidity. The following areas were highlighted by the Committee:

      •
      Total Stockholder Return.  Our Company's total stockholder return for 2010 was 39% which continued the positive trend of 2009 when our total stockholder return was 129%. By comparison, the total stockholder return for the FTSE NAREIT Equity REITs Index for both years was 28%. Our Company's overall total stockholder return over the last 10 fiscal years was 382% compared to the return for the FTSE NAREIT Equity REITs Index of 178% for that period.

      •
      Equity Offering.  Our Company successfully completed a stock offering of 31 million shares that raised net proceeds of $1.2 billion, the largest secondary offering ever done by a REIT at the time. The offering represented the culmination of a two-year capital plan executed during the most challenging period in our Company's history. The Committee recognized the critical importance of this offering not only in terms of its successful execution but also in terms of how the offering significantly strengthened our balance sheet and increased our liquidity. Largely as a result of this offering, at year end, our Company had paid off our $1.5 billion line of credit, reduced property indebtedness and had $446 million of available cash. We believe our Company is well positioned to take advantage of attractive financing and business opportunities.

      •
      Debt Refinancings.  During 2010, more than $900 million of debt secured by key properties was refinanced, including Danbury Fair Mall and Freehold Raceway Mall. As a result, our 2011 loan maturities are a manageable $465 million (excluding loans with extension options) and we anticipate retiring certain high interest debt that matures in 2011 with our available cash. The Committee believes that our excellent relationships with lenders as developed by our executive officers helped secure advantageous refinancings in 2010. At December 31, 2010, as a result of our equity offering and refinancings, our net debt-to-market capitalization was 44.3%, our average interest rate was 5.65% and our unhedged floating rate debt was 7.6% of our total market capitalization.

      •
      Redevelopments.  Santa Monica Place in Santa Monica, California, one of the premier shopping centers in the country, opened in August 2010. This $265 million redevelopment is a 524,000 square foot, three-level open air retail and dining destination with anchors Bloomingdale's and Nordstrom as well as a very strong set of over 50 retailers and restaurants, including Barneys Co-Op, Burberry, Louis Vuitton, Nike, Juicy Couture, Disney Store and Hugo Boss. Six chef-driven restaurants also opened on the rooftop dining deck which has views of the ocean. The opening of Santa Monica Place was the highest profile new retail opening in 2010 and a notable achievement, especially in light of the difficult leasing environment over the past few years.

      •
      Operational Results.  The Committee also noted that our Company's operational results reflected a resilient organization. Mall occupancy increased 180 basis points to 93.1% at December 31, 2010 from 91.3% at December 31, 2009. Tenant sales productivity increased to $433 per square foot, up 6.0% in 2010 compared to 2009.

      •
      Cash Dividends.  As our executives increased our Company's liquidity through the series of transactions as described above, we returned to an all cash dividend for our stockholders and OP Unit holders in June of 2010.

      In summary, the Committee believes 2010 was a productive year in light of the continuing challenging economic environment. The Committee especially noted our executives'

      success in significantly strengthening our balance sheet and increasing our liquidity which the Committee believes resulted in our Company being well-positioned to move forward as the economy recovers.

              b.    2010 Individual Performance.    The Committee also focused on the 2010 individual performance of our named executive officers. Mr. A. Coppola advised the Committee with respect to the performance of the other executives. The Committee also discussed with Mr. A. Coppola his 2010 performance. As part of this process, the Committee reviewed the general goal statements prepared by each such executive for 2010 and beyond, as well as Mr. A. Coppola's evaluation of the progress made regarding their respective goals. In determining the level of individual performance, the Committee did not pre-establish any specific performance criteria to determine the individual performance level of the executive but instead subjectively weighed with Mr. A. Coppola the accomplishments and progress of each individual.

              After this review and based on Mr. A. Coppola's recommendation, it was the Committee's view that Messrs. E. Coppola, O'Hern and Bayer all had quality 2010 performances based on the role each executive played in achieving our 2010 corporate accomplishments as described above. The Committee noted the leadership of Mr. E. Coppola, especially in the execution of our 2010 equity offering. His knowledge of the capital markets as well as his significant relationships with our investor community were critical to the success of our equity offering. The Committee also highlighted Mr. O'Hern's success in strengthening our balance sheet, including completing our equity offering and financing transactions as well as enhancing our investor relations and Mr. Bayer's important accomplishments with respect to the structure and negotiations of our various transactions and our ongoing legal and litigation matters. Based on this overall review of corporate and individual performance and Mr. A. Coppola's recommendation, the Committee approved a bonus for each of the above-named senior executive officers as indicated below.

              Finally, the Committee reviewed the performance of Mr. A. Coppola in the same manner as the other senior executive officers and highlighted the following key accomplishments in what they viewed as an overall strong and productive year for Mr. A. Coppola. In one of the most difficult periods for our Company and companies worldwide, the Committee believes that Mr. A. Coppola excelled in his leadership of our Company. His management and direction of our executive team was critical to the performance of our Company in 2010 as he successfully oversaw the execution of our two-year capital plan. The Committee considered not only his overall responsibilities for overseeing our strategic direction and management, but also his increased responsibilities in overseeing the changes in our leasing and development departments. Mr. A. Coppola set a multi-pronged deleveraging strategy for our Company which began in 2009 and continued in 2010 with the largest secondary offering ever done by a REIT at the time. In particular, the Committee recognized Mr. A. Coppola's leadership and vision with respect to the successful execution of the 31 million share equity offering in terms of its timing, size and pricing. Mr. A. Coppola's strong and valuable relationships with our investing and real estate communities also contributed to our Company's successful achievements in 2010. In addition, Mr. A. Coppola was instrumental in the successful redevelopment and opening of Santa Monica Place.

        The following table shows the annual incentive compensation paid in March 2011 to our senior executive officers for their 2010 performance based on the corporate and individual achievements outlined above.

Annual Incentive Compensation for 2010 Performance

Name	Cash Bonus Amount	Percentage of Base Salary	Percentage of Change of Bonus Amount from 2009
Arthur M. Coppola	$2,850,000	300%	-25%
Thomas E. O'Hern	$1,000,000	182%	-39%
Edward C. Coppola	$2,000,000	250%	-38%
Richard A. Bayer	$875,000	175%	-42%

          C.    Performance-Based LTIP Unit Awards.

          The Committee continued the performance-based LTIP program for 2010 using LTIP Units that vest based on the percentile ranking of our total stockholder return per share of Common Stock relative to our peer REITs over a 12-month performance period. To further align our executives' interests with our stockholders' interests, all vested 2010 LTIP Units must be held by our executives for an additional two years after vesting. In deciding to use a 12-month performance period, the Committee noted that granting LTIP Units only once every three years makes this type of award unnecessarily dependent on the timing of adoption and market conditions over a particular period, as evidenced by our 2006 LTIP Unit awards covering the period from January 1, 2007 through December 31, 2009. As a result of the circumstances between late 2008 and 2009, the incentive value of these awards was significantly eroded as our stock price declined and, even though all of the LTIP Units vested based on our total stockholder return relative to our peer REITs, the awards never regained their original grant date value. Accordingly, the Committee decided to adopt a 12-month performance period for the 2010 LTIP Unit grants to provide more effective incentives for our executives, while at the same time mitigating potential timing issues associated with a grant every three years.

          The peer group selected by the Committee for purposes of determining performance-based vesting of the 2010 LTIP Units was the equity REITs of the FTSE NAREIT Index which is one of the most comprehensive indexes of U.S. equity REITs. For each senior executive other than Mr. A. Coppola, the number of 2010 LTIP Units awarded by the Committee was determined so that, based on the stock price as of the grant date, approximately 50% of the executive's total direct compensation would be tied to our total stockholder return during the performance period (assuming vesting of the 2010 LTIP Units at the target level). For Mr. A. Coppola, the number of 2010 LTIP Units awarded reflected a higher percentage of his total direct compensation, which the Committee, after reviewing executive compensation at our peer companies, believed was more appropriate to his role as Chairman and CEO. The term "total direct compensation" as used herein means the executive's base salary, annual incentive compensation and long-term incentive equity award.

          The Committee determined that the number of LTIP Units covered by the award that would vest based on our percentile ranking of our total stockholder return relative to our peer REITs for the performance period would be determined as follows:

Company Percentile Ranking Relative to our Peer REITs	Percentage of LTIP Units That Vest
Below 30th	0%
At or Above 30th and Less Than 40th	50%
At or Above 40th and Less Than 60th	100%
At or Above 60th and Less Than 80th	150%
At or Above 80th	200%

          In addition, the Committee determined that if our Company's total stockholder return on an absolute basis was less than 6%, then the Committee would have discretion to make equitable adjustments to the vesting criteria for the LTIP Units to decrease the percentage of LTIP Units that would vest, even if our Company's total stockholder return relative to our peer REITs' total stockholder return exceeded the above-established percentile rankings.

          Our Company's total stockholder return relative to our peer REITs' total stockholder return for the 12-month performance period was greater than the 84th percentile (and was 67% on an absolute basis for the performance period), which resulted in the LTIP Units vesting at the "outperformance" level of 200% of the units covered by the award. Even though the LTIP Units have vested, they must be held by our executives until January 31, 2013 which further aligns the interests of our executives with our stockholders because the value of the LTIP Units is directly tied to our Common Stock price.

          The Committee continued the LTIP program for 2011 and will continue to use the equity REITs of the FTSE NAREIT Index as the peer group for purposes of determining the vesting of the LTIP Units. The performance period will be from February 1, 2011 through January 31, 2012. These LTIP Units must be held until January 31, 2014 and the participants will not be entitled to distributions until the LTIP Units vest.

          D.    Randy Brant.

          This is the first time Mr. Brant is a named executive officer in our proxy statement and he participates in a different compensation program than our senior executives. Mr. Brant's base salary was increased from $400,000 to $500,000 in July of 2010 in connection with his increased responsibilities in overseeing our leasing operations. The Committee awarded him a discretionary $625,000 annual incentive bonus for his 2010 performance, representing 125% of his base salary and in determining the bonus amount, the Committee noted his key role in the redevelopment of Santa Monica Place as well as his leadership of our leasing operations. Since Mr. Brant participates in our Restricted Stock/Stock Unit/LTIP Unit Bonus Program (as described on page 36 of this Proxy Statement) and elected in advance to convert 50% of what would otherwise have been a cash bonus into additional stock units, his bonus was paid in the form of $312,500 in cash and a stock unit award with a value on the grant date of $468,750 that will vest over three years.

          E.    Separation Agreements.

          On March 26, 2010, our Company entered into a negotiated separation agreement with Mr. Grossi whereby he resigned from all employment with our Company, effective April 30, 2010. Our Company also entered into a negotiated separation agreement with Mr. Genovese on September 14, 2010 whereby he resigned from all employment with our Company, effective September 17, 2010. Messrs. Grossi and Genovese received certain severance benefits under their respective separation agreements as more fully described below and on pages 48-49 of this Proxy Statement.

          Mr. Grossi's separation agreement provides that all unvested service-based LTIP Units and unvested stock units will continue to vest in accordance with their original vesting schedules. Mr. Grossi also received a proportionate share of his annual income bonus for 2010 in the amount of $300,000. In connection with his separation agreement, Mr. Grossi entered into a consulting agreement with our Company whereby he agreed to perform consulting services as requested by our Company through January 31, 2011 for a $56,000 monthly consulting fee.

          Mr. Genovese's separation agreement provided for the continued vesting of his unvested stock units and SARs in accordance with their original vesting schedules. Mr. Genovese also received a bonus for his 2010 performance in the amount of $600,000. In addition, Mr. Genovese entered into a consulting agreement with our Company to perform consulting services as requested by our Company for a monthly consulting fee of $33,333 through March 17, 2012.

          In approving these separation agreements for Messrs. Grossi and Genovese, the Committee believed it was appropriate to continue the vesting of these equity awards because they generally represented the annual incentive bonus earned by each individual for prior performance. The Committee also believed it was appropriate to grant them a bonus for their 2010 performance and specifically acknowledged Mr. Genovese's contributions to various redevelopment projects. Our Company entered into a consulting agreement with Messrs. Grossi and Genovese as well because the Committee believed that in light of their knowledge and experience, it would be advisable to have them available to consult for a period of time to enable a smooth transition of their responsibilities. Under their separation agreements, Messrs. Grossi and Genovese provided our Company with a general liability release and agreed to certain covenants, including confidentiality and non-disparagement.

        Accounting and Tax Issues.    The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

          LTIP Units.     As described on page 41 of this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as "profits interests" for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our Operating Partnership's common units of limited partnership with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of "book-up gains" attributable to appreciation of the Operating Partnership's assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable "book-up gains" since the most recent book-up or book-down of the limited partners' capital accounts.

          Section 162(m).     The Committee's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended or the "Code" has been to make reasonable efforts to design compensation arrangements such that compensation, in the ordinary course, is deductible while preserving the ability to pay incentive compensation that may not be deductible if such compensation in its view is appropriate to incentivize and reward our executives relative to their performance. As the Committee in recent years has increased the use of equity awards as a form of incentive compensation, an increasing proportion of the compensation paid to our named executive officers has exceeded the $1,000,000 limitation imposed by Section 162(m). Generally, our equity awards have not been structured to meet the deductibility requirements of Section 162(m) of the Code; consequently, the regular and cumulative vesting, or any accelerated vesting, of one or more awards can result in non-deductible compensation. However, as long as we continue to qualify as a REIT under the Code, the payment of non-deductible compensation should not have material adverse consequences for our Company so long as we continue to distribute at least 90% of our taxable income.

        Stock Ownership Policies.    Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established (1) a policy that all non-employee directors own at least the lesser of (i) 10,000 shares or (ii) $300,000 of Common Stock by the fourth anniversary of the director's election to our Board and (2) a policy that, within three years of becoming an executive officer, the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer own Common Stock with a value equal to five times their respective base salaries and that the other named executive officers own Common Stock with a value equal to three times their respective base salaries. These policies also set forth the forms of equity interests in our Company which will count toward stock ownership and allow the Board to approve exceptions from time to time. All of our directors and named executive officers met these stock ownership policies as of the measurement date of January 1, 2011.

Executive Compensation

        The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers, as of December 31, 2010, the aggregate compensation paid, awarded or earned with respect to such persons in 2008, 2009 and 2010. In addition, pursuant to the SEC rules, information is provided about Tony Grossi, our former Chief Operating Officer who resigned from our Company on April 30, 2010 and John Genovese, a former Executive Vice President who resigned from our Company on September 17, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(2)(3)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Arthur M. Coppola,	2010	950,000		2,850,000		5,068,941		—	—	—	118,452	8,987,393
Chairman of the Board	2009	950,000		3,800,000		952,548		—	—	—	115,243	5,817,791
of Directors and Chief Executive Officer	2008	907,692		1,422,452		2,250,027		729,600	—	—	140,763	5,450,534
Thomas E. O'Hern,	2010	550,000		1,000,000		1,742,449		—	—	—	78,469	3,370,918
Senior Executive Vice	2009	550,000		1,650,000		413,606		—	—	—	92,881	2,706,487
President, Chief Financial Officer and Treasurer	2008	528,846		617,644		506,279		422,400	—	—	61,975	2,137,144
Edward C. Coppola,	2010	800,000		2,000,000		3,041,364		—	—	—	134,096	5,975,460
President	2009	800,000		3,200,000		802,146		—	—	—	116,776	4,918,922
	2008	677,885		1,197,854		590,659		518,400	—	—	82,097	3,066,895
Richard A. Bayer,	2010	500,000		875,000		1,520,683		—	—	—	55,220	2,950,903
Senior Executive Vice	2009	500,000		1,500,000		376,006		—	—	—	57,290	2,433,296
President, Chief Legal Officer and Secretary	2008	478,846		561,494		450,005		384,000	—	—	98,143	1,972,488
Randy L. Brant,	2010	448,846		625,000		—		—	—	—	48,523	1,122,369
Executive Vice	2009	400,000		500,000		200,536		—	—	—	60,238	1,160,774
President, Real Estate	2008	368,269		299,464		262,500		307,200	—	—	46,593	1,284,026
Tony Grossi,	2010	207,692	(7)	300,000	(8)	3,592,905	(9)	—	—	—	592,435	4,693,032
Former Senior	2009	600,000		1,800,000		451,207		—	—	—	52,668	2,903,875
Executive Vice President, Chief Operating Officer and Chief Economist	2008	578,846		673,793		562,553		460,800	—	—	169,367	2,445,359
John M. Genovese,	2010	292,308	(10)	600,000	(11)	1,687,754	(12)	—	—	—	212,337	2,792,399
Former Executive Vice	2009	400,000		400,000		200,536		—	—	—	29,197	1,029,733
President	2008	371,442		299,464		262,500		307,200	—	—	32,559	1,273,165

(1)
Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See "Nonqualified Deferred Compensation" table. Effective March 2, 2008, the base salaries for Messrs. A. Coppola, O'Hern, E. Coppola, Bayer, Brant, Grossi and Genovese were increased to $950,000, $550,000, $675,000, $500,000, $400,000, $600,000 and $400,000, respectively. In connection with Mr. E. Coppola's promotion to President on September 4, 2008, his salary was raised to $800,000. Mr. Brant's salary was increased to $500,000 effective July 1, 2010 in connection with his increased responsibilities in overseeing our leasing operations.

(2)
Bonuses Reported in Year 2010

          a.     Messrs. A. Coppola, O'Hern, E. Coppola and Bayer.    As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer for their 2010 performance were paid in cash in March 2011. Under the SEC rules, cash awards are reported in the Summary Compensation Table for the year that they are earned regardless of when they are paid. Accordingly, the cash bonuses paid to these executive officers for 2010 performance are reported in the "Bonus" column for 2010.

          b.     Mr. Brant.    The "Bonus" column for 2010 for Mr. Brant shows the amount of the cash bonus awarded for his 2010 performance even though he elected to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program as described below and therefore received additional equity in lieu of 50% of his cash bonus. His equity award was granted on March 4, 2011 for 2010 performance and was in the form of a stock unit award that vests over three years.

  Bonuses and Stock Awards Reported in Year 2009

  The year 2009 reflects the annual incentive compensation award for our named executive officers for 2009 under the "Bonus" column as well as part of the annual incentive compensation award for 2008 under the "Stock Awards" column because of the different treatment in reporting cash and equity awards under the SEC rules. The annual incentive compensation awards for our named executive officers for 2009 were paid in cash. Under the SEC rules, cash awards are reported in the Summary Compensation Table for the year that they are earned regardless of when they are paid, while equity awards are reported in the table for the year that they are awarded regardless of when they are earned. Accordingly, the cash bonuses paid to our named executive officers for 2009 performance are reported in the "Bonus" column for 2009. These cash bonuses were paid in 2010 and were the only incentive awards granted in cash or equity to each executive for their 2009 performance. As described below, the amount in the "Stock Awards" column for 2009 reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2009 for each executive's performance in 2008.

  Bonuses Reported in Year 2008

  For 2008, the annual incentive compensation awards were to be paid 50% in cash and 50% in the form of an equity award. However, pursuant to our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, participants were offered the opportunity to elect to receive all or a portion of the cash component in the form of an equity award that would vest over three years. Subject to certain conditions, if a participant timely elected to receive an equity award instead of cash, he received an equity award that had a market value (not considering the effect of vesting restrictions) as of the date of the award equal to 1.5 times the amount he would otherwise have received in cash. Each of the named executive officers elected in advance for 2008 to receive the cash portion of his annual incentive compensation award in the form of equity.

  The "Bonus" column for 2008 shows the amount of the cash bonus awarded for 2008 performance even though the executives elected to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received additional equity in lieu of their cash bonus. For this award, however, the Compensation Committee determined that a portion of the equity award would be paid in cash to preserve share capacity under our 2003 Incentive Plan. Accordingly, the amount reported in the "Bonus" column for 2008 includes both the amount paid in cash and the amount paid in equity in lieu of cash. The remainder of the annual incentive compensation award for 2008 performance was paid in the form of a stock unit award granted in March 2009 and that vests over three years. See the "Stock Awards" column for 2009 and footnote (3) below.

(3)
Stock Award Fluctuations

The amounts under "Stock Awards" for 2010 relate to the performance-based LTIP Units granted to Messrs. A. Coppola, O'Hern, E. Coppola and Bayer in March of 2010 under our LTIP. No performance-based LTIP Units were granted in 2009 or 2008 to these executives. As described below, the stock award amounts for 2009 and 2008 for each executive relate to annual incentive compensation awards and not long-term incentive awards. Accordingly, the stock award amounts reported for these named executive officers will be comparatively high for 2010 (the year in which our Company made its performance-based LTIP Unit grant to these executives) and comparatively low for the years in which our Company did not make a performance-based LTIP Unit grant (2009 and 2008). Our Company believes the fluctuations in the stock award amounts for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer in the Summary Compensation Table should be viewed in light of the timing of these grants of performance-based LTIP Units.

Stock Awards Reported in Year 2010

For Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, the amounts reflected in this column for 2010 relate to performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan and represent the value at the grant date based upon the probable outcome of the performance conditions computed in accordance with FASB ASC Topic 718. The value of each performance-based LTIP Unit award at the grant date assuming that the highest level of performance conditions would be achieved was as follows:

Arthur M. Coppola	$8,000,000
Thomas E. O'Hern	$2,750,000
Edward C. Coppola	$4,800,000
Richard A. Bayer	$2,400,000

  Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2011.

  Stock Awards Reported in Years 2009 and 2008

  As described above, the equity awards reflected in this column for 2009 and 2008 relate to the annual incentive compensation award granted to each executive for his performance during the prior year. The amounts under the "Stock Awards" column represent (i) the aggregate grant date fair value of equity awards granted to the executive during the year, computed in accordance with FASB ASC Topic 718 less (ii) the cash portion of the annual incentive compensation award each executive elected to convert into equity under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program, which amount is otherwise reported under the "Bonus" column in the previous year (which corresponds to the year such amount was earned by the executive). These amounts reflect the following types of equity awards that generally vest over three years:

    (i)
    For 2009, stock unit awards granted for 2008 performance under our 2003 Incentive Plan, which include stock units that were received under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. Assumptions used in the calculation of these amounts are set forth in footnote 21 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010;

    (ii)
    For 2008 for Messrs. A. Coppola, O'Hern, E. Coppola, Bayer and Grossi, service-based LTIP Units granted for 2007 performance under our LTIP and 2003 Incentive Plan, which include LTIP Units that were received under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009; and

    (iii)
    For 2008 for Messrs. Brant and Genovese, restricted stock awards granted for 2007 performance under our 2003 Incentive Plan, which include shares of restricted stock that were received under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009.

    Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of awards during these years by our named executive officers.

(4)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of SAR awards granted in 2008 under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of awards during 2008 by our named executive officers. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(5)
None of the earnings on the deferred compensation were considered above-market or preferential as determined under the SEC rules.

(6)
"All Other Compensation" includes the following components for 2010:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plans $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $	Separation-Related Payments $	Consulting Agreement Fees $
Arthur M. Coppola	—	—	39,157	17,586	61,709	—	—
Thomas E. O'Hern	10,400	34,375	16,108	17,586	—	—	—
Edward C. Coppola	9,680	—	49,072	17,586	57,758	—	—
Richard A. Bayer	10,400	—	27,234	17,586	—	—	—
Randy L. Brant	9,800	5,418	18,773	14,532	—	—	—
Tony Grossi	10,400	5,619	5,451	2,965	—	120,000	448,000
John M. Genovese	9,800	9,346	6,151	5,673	—	96,923	84,444

  Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the "Nonqualified Deferred Compensation" table.

  Other Welfare Benefit Premiums.    Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

  Private Aircraft Use.    Amounts shown reflect the incremental cost to our Company of such executive's personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less any portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses;

  maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and the acquisition costs.

  Separation-Related Payments.    Amounts shown reflect the payments made to Messrs. Grossi and Genovese for accrued but unused vacation and personal days in connection with their resignation of employment.

  Consulting Agreement Fees.    Amounts represent the consulting fees paid to Messrs. Grossi and Genovese under their respective consulting agreements that were entered into with our Company as more fully described on page 49 of this Proxy Statement.

(7)
This amount reflects the pro rata share of Mr. Grossi's annual salary of $600,000 that was paid through his separation date of April 30, 2010.

(8)
This amount reflects the pro rata share of Mr. Grossi's annual incentive bonus paid in cash for 2010 pursuant to his separation agreement as more fully described on page 48 of this Proxy Statement.

(9)
Pursuant to Mr. Grossi's separation agreement, all unvested service-based LTIP Units and stock units will continue to vest in accordance with their original vesting schedules. This amount reflects the incremental fair value of the awards, computed as of the modification date in accordance with FASB ASC Topic 718.

(10)
This amount reflects the pro rata share of Mr. Genovese's annual salary of $400,000 that was paid through his separation date of September 17, 2010.

(11)
This amount reflects Mr. Genovese's annual incentive bonus paid in cash for 2010 pursuant to his separation agreement as more fully described on page 49 of this Proxy Statement.

(12)
Pursuant to Mr. Genovese's separation agreement, all unvested SARs, restricted stock and stock units will continue to vest in accordance with their original vesting schedules. This amount reflects the incremental fair value of the awards, computed as of the modification date in accordance with FASB ASC Topic 718.

 Grants of Plan-Based Awards

        The following table provides information regarding performance-based LTIP Units granted to certain of our named executive officers in 2010 as well as modifications to certain equity awards for Messrs. Grossi and Genovese in connection with their separation agreements.

									All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arthur M. Coppola	3/5/10		—	—	—	51,840	103,680	207,360	—		—		—	5,068,941	(2)
Thomas E. O'Hern	3/5/10		—	—	—	17,820	35,640	71,280	—		—		—	1,742,449	(2)
Edward C. Coppola	3/5/10		—	—	—	31,104	62,208	124,416	—		—		—	3,041,364	(2)
Richard A. Bayer	3/5/10		—	—	—	15,552	31,104	62,208	—		—		—	1,520,683	(2)
Randy L. Brant	—		—	—	—	—	—	—	—		—		—	—
Tony Grossi	3/26/10	(3)	—	—	—	—	—	—	83,794	(4)	—		—	3,291,428	(5)
	3/26/10	(3)	—	—	—	—	—	—	5,109	(6)	—		—	301,477	(5)
John M. Genovese	9/14/10	(3)	—	—	—	—	—	—	37,242	(4)	—		—	1,534,701	(5)
	9/14/10	(3)	—	—	—	—	—	—	2,385	(7)	—		—	34,136	(5)
	9/14/10	(3)	—	—	—	—	—	—	—		43,204	(8)	56.63	118,917	(5)

(1)
Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 41-42 of this Proxy Statement. The measurement of performance was taken on a cumulative basis at the end of a one-year performance period from February 1, 2010 through January 31, 2011. The number of LTIP Units reported under the "Threshold (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at or above the 30th percentile but less than the 40th percentile, which represents the minimum percentile rank that would entitle recipients to awards under the LTIP. The number of LTIP Units reported under the "Target (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at or above the 40th percentile but less than the 60th percentile. The number of LTIP Units reported under the "Maximum (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at or above the 80th percentile.

(2)
For Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, the amounts reflected in this column for 2010 relate to performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan and represent the value at the grant date based upon the probable outcome of the performance conditions computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2011.

(3)
Pursuant to the separation agreements of Messrs. Grossi and Genovese, certain equity awards were modified to permit the continued vesting of such awards after their resignations in accordance with their original vesting schedules. The date shown is the modification date of their awards. The Compensation Committee approved the modification of the awards of Messrs. Grossi and Genovese on March 25, 2010 and October 27, 2010, respectively.

(4)
Represents unvested stock units which were modified to permit continued vesting after the executive's resignation in accordance with the original vesting schedule.

(5)
The amount reflects the incremental fair value of these awards as of the modification date in accordance with FASB ASC Topic 718.

(6)
Represents unvested service-based LTIP Units which were modified to permit continued vesting after the executive's resignation in accordance with the original vesting schedule.

(7)
Represents unvested restricted stock which was modified to permit continued vesting after the executive's resignation in accordance with the original vesting schedule.

(8)
Represents unvested SARs which were modified to permit continued vesting after the executive's resignation in accordance with the original vesting schedule.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Tables and the Grants of Plan-Based Awards Table was paid, awarded or earned are generally described under "Compensation Discussion and Analysis" and in the footnotes to the compensation tables. The material terms of our LTIP pursuant to which LTIP Units are granted are described below. There are no employment agreements with our named executive officers. Our Company entered into separation agreements with Messrs. Grossi and Genovese whereby each executive resigned from all employment with our Company effective April 30, 2010 and September 17, 2010, respectively, and received certain severance benefits. There are management continuity agreements with certain of our named executive officers. On October 26, 2006, our Company entered into a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O'Hern and Bayer. The separation agreements which provide certain severance benefits to Messrs. Grossi and Genovese and the management continuity agreements which provide change of control benefits are more fully described under "Potential Payments Upon Termination or Change of Control."

LTIP Unit Awards.

        LTIP Units of our Operating Partnership are structured to qualify as "profits interests" for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership's common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company's election. LTIP Units may be subject to performance-based vesting or service-based vesting.

a.
Performance-Based LTIP Units.

        Messrs. A. Coppola, O'Hern, E. Coppola and Bayer were granted LTIP Units in March 2010 which were subject to performance-based vesting over the 12-month performance period of February 1, 2010 through January 31, 2011. These LTIP Units were issued prior to the determination of performance-based vesting, and remained subject to forfeiture to the extent that less than the full number of LTIP Units awarded vested over the performance period. These LTIP Units vested based on the percentile ranking of our total stockholder return per share of Common Stock relative to our peer REITs, as measured at the end of the performance period. Total stockholder return was measured by the compounded total annual return per share achieved by the common shares of our Company or such peer REIT and assumed reinvestment of all dividends and distributions. Our peer REITs consisted of the equity REITs of the FTSE NAREIT Index.

        Following the end of the performance period, the Compensation Committee determined our performance and the performance of each of our peer REITs and, depending on our total stockholder return relative to the total stockholder return of our peer REITs, vesting of these LTIP Units occurred in accordance with the schedule below. However, if for the performance period our Company's total stockholder return on an absolute basis was less than 6%, then the Compensation Committee could have in its discretion made equitable adjustments to the vesting criteria for the LTIP Units to decrease the percentage of LTIP Units that would vest, regardless of the percentile rank of our Company's total stockholder return relative to our peer REITs' total stockholder return. Therefore, the Compensation

Committee determined vesting of the LTIP Units both on an absolute and relative basis. Determination of the vesting of our performance-based LTIP Units would have occurred earlier in the event of a change of control or qualified termination of employment.

Company's Percentile Ranking	Vesting
Less than the 30th percentile	0%
Equal to or greater than the 30th percentile and less than the 40th percentile	50%
Equal to or greater than the 40th percentile and less than the 60th percentile	100%
Equal to or greater than the 60th percentile but less than the 80th percentile	150%
Equal to or greater than the 80th percentile	200%

        The percentage of the performance-based LTIP Units that vested effective January 31, 2011 was 200% of the units covered by the award since (i) our Company's total stockholder return relative to our peer REITs' total stockholder return for the performance period was greater than the 84th percentile and (ii) our total stockholder return on an absolute basis for the performance period was 67%. Although the LTIP Units have vested, they must be held by the executives until January 31, 2013 which further aligns the interests of our executives with our stockholders because the value of the LTIP Units is directly tied to our Common Stock price.

        Holders of the 2010 performance-based LTIP Units were not entitled to distributions during the performance period until the LTIP Units vested. Distributions are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.

b.
Service-Based LTIP Units.

        Service-based LTIP Units were granted in March of 2008 which vest in equal annual installments over a three-year period and were issued as part of our annual incentive compensation. Vesting is generally conditioned upon the award recipient remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company or termination of the award recipient's service relationship with our Company under specified circumstances, including death, disability and, as applicable, termination by our Company without cause.

        Regular and other non-liquidating distributions are made with respect to the service-based LTIP Units from the date of their issuance to the award recipient. Distributions are in the same amount and at the same time as those made with respect to common OP Units, which are equal in amount to the regular dividends paid on an equal number of shares of Common Stock. At the end of the vesting period, distributions will continue to be made only to the extent that the LTIP Units have become vested.

 Outstanding Equity Awards at December 31, 2010

        The following table provides information on the holdings of our named executive officers of SARs, restricted stock, stock units and unvested service-based and performance-based LTIP Unit awards as of December 31, 2010. There were no options or other unvested or unearned equity awards outstanding as of December 31, 2010.

						Stock Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	Option Awards(1)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Arthur M. Coppola	—	102,610	—	56.63	3/7/18	176,899	(5)	8,379,706	51,840	2,455,661
	—	—	—	—	—	20,435	(6)	968,006	—	—
	—	—	—	—	—	—		—	—	—
Thomas E. O'Hern	—	59,406	—	56.63	3/7/18	76,811	(7)	3,638,537	17,820	844,133
	—	—	—	—	—	4,598	(8)	217,807	—	—
	—	—	—	—	—	—		—	—	—
Edward C. Coppola	—	72,907	—	56.63	3/7/18	148,967	(9)	7,056,567	31,104	1,473,396
	—	—	—	—	—	5,365	(10)	254,140	—	—
	—	—	—	—	—	—		—	—	—
Richard A. Bayer	—	54,005	—	56.63	3/7/18	69,829	(11)	3,307,800	15,552	736,698
	—	—	—	—	—	4,087	(12)	193,601	—	—
	—	—	—	—	—	—		—	—	—
Randy L. Brant	—	43,204	—	56.63	3/7/18	37,242	(13)	1,764,154	—	—
	—	—	—	—	—	2,385	(14)	112,977	—	—
Tony Grossi	—	—	—	—	—	83,794	(15)	3,969,322	—	—
	—	—	—	—	—	5,109	(16)	242,013	—	—
John M. Genovese	—	43,204	—	56.63	3/7/18	37,242	(17)	1,764,154	—	—
	—	—	—	—	—	2,385	(18)	112,977	—	—

(1)
This column represents SAR awards that vested on March 15, 2011 and the number and exercise price reflect certain anti-dilutive adjustments under our 2003 Incentive Plan. Mr. Grossi's SAR award terminated upon his resignation from employment on April 30, 2010.

(2)
The awards in this column consist of restricted stock, stock units and service-based LTIP Units. Although the LTIP Units reflected in this column had not vested as of December 31, 2010, for purposes of this table, it is assumed that one service-based LTIP Unit represents the economic equivalent of one share of Common Stock. These LTIP Units do not realize their full economic value until certain conditions are met as described on page 41 of this Proxy Statement and such conditions have been met. The market value for these awards is based upon the closing price of our Common Stock on the New York Stock Exchange on December 31, 2010 of $47.37.

(3)
The Equity Incentive Plan Awards in this table relate to performance-based LTIP Units granted on March 5, 2010 and the number reported in this column represents the number of LTIP Units that would have been awarded if the threshold performance goals were achieved under our LTIP (i.e. 50% vesting).

(4)
These LTIP Units were subject to performance-based vesting over the performance period that ended on January 31, 2011 and they do not realize their full economic value until certain conditions are met as more fully described on page 41 of this Proxy Statement and such conditions have been met. Although no LTIP Units had vested as of December 31, 2010, for purposes of this table, it is assumed that one LTIP Unit represents the economic equivalent of one share of Common Stock. The market value for these awards is based upon the closing price of our Common Stock on the New York Stock Exchange on December 31, 2010 of $47.37.

(5)
Includes 88,449 stock units that vested on March 15, 2011 and 88,450 stock units that will vest on March 15, 2012.

(6)
Represents service-based LTIP Units that vested on March 15, 2011.

(7)
Includes 38,406 stock units that vested on March 15, 2011 and 38,405 stock units that will vest on March 15, 2012.

(8)
Represents service-based LTIP Units that vested on March 15, 2011.

(9)
Includes 74,484 stock units that vested on March 15, 2011 and 74,483 stock units that will vest on March 15, 2012.

(10)
Represents service-based LTIP Units that vested on March 15, 2011.

(11)
Includes 34,914 stock units that vested on March 15, 2011 and 34,915 stock units that will vest on March 15, 2012.

(12)
Represents service-based LTIP Units that vested on March 15, 2011.

(13)
Includes 18,621 stock units that vested on March 15, 2011 and 18,621 stock units that will vest on March 15, 2012.

(14)
Represents shares of restricted stock that vested on March 15, 2011.

(15)
Includes 41,897 stock units that vested on March 15, 2011 and 41,897 stock units that will vest on March 15, 2012.

(16)
Represents 5,109 service-based LTIP Units that vested on March 15, 2011.

(17)
Includes 18,621 stock units that vested on March 15, 2011 and 18,621 stock units that will vest on March 15, 2012.

(18)
Represents shares of restricted stock that vested on March 15, 2011.

 Option Exercises and Stock Vested

        The following table shows information for each of our named executive officers regarding the value of any restricted stock, stock units and LTIP Units that vested during 2010. No other types of equity awards held by our named executive officers were exercised or vested during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)
Arthur M. Coppola	—	—	115,651	(2)	4,517,697
Thomas E. O'Hern	—	—	46,049	(3)	1,798,540
Edward C. Coppola	—	—	83,400	(4)	3,258,932
Richard A. Bayer	—	—	41,707	(5)	1,628,996
Randy L. Brant	—	—	22,584	(6)	881,997
Tony Grossi	—	—	47,006	(7)	1,838,405
John M. Genovese	—	—	21,901	(8)	855,831

(1)
This number includes the vesting during 2010 of (i) except for Mr. Grossi, shares of restricted stock, (ii) stock units and (iii) except for Messrs. Brant and Genovese, service-based LTIP Units. An individual, upon the vesting of restricted stock, stock units or LTIP Units, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met as described on page 41 of this Proxy Statement and such conditions have been met for all service-based LTIP Units.

(2)
This number represents the vesting of 6,767 shares of restricted stock, 88,449 stock units and 20,435 service-based LTIP Units.

(3)
This number represents the vesting of 3,045 shares of restricted stock, 38,406 stock units and 4,598 service-based LTIP Units.

(4)
This number represents the vesting of 3,552 shares of restricted stock, 74,484 stock units and 5,364 service-based LTIP Units.

(5)
This number represents the vesting of 2,706 shares of restricted stock, 34,914 stock units and 4,087 service-based LTIP Units.

(6)
This number represents the vesting of 3,963 shares of restricted stock and 18,621 stock units.

(7)
This number represents the vesting of 41,897 stock units and 5,109 service-based LTIP Units.

(8)
This number represents the vesting of 3,280 shares of restricted stock and 18,621 stock units.

Nonqualified Deferred Compensation

        Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, referred to as our "Deferred Compensation Plan," which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2010.

Name	Executive Contributions in 2010 ($)(1)	Registrant Contributions in 2010 ($)(2)	Aggregate Earnings in 2010 ($)(3)	Aggregate Withdrawals/ Distributions during 2010 ($)	Aggregate Balance at 12/31/10 ($)(4)
Arthur M. Coppola	—	—	—	—	—
Thomas E. O'Hern	137,500	34,375	39,089	819,959	463,442
Edward C. Coppola	—	—	18,287	—	306,809
Richard A. Bayer	—	—	4,269	—	35,957
Randy L. Brant	21,673	5,418	46,465	70,833	520,330
Tony Grossi	22,477	5,619	14,089	146,206	—
John M. Genovese	37,385	9,346	91,638	65,805	596,629

(1)
The amounts in this column are included in the "Salary" column of the Summary Compensation Table.

(2)
Our Company's contributions to the Deferred Compensation Plan are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
None of the earnings set forth in this column are considered above-market or preferential as determined under the SEC rules, and therefore none of such amounts are reflected in the Summary Compensation Table.

(4)
The balances shown represent compensation already reported in the "Summary Compensation Table" in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under the SEC rules.

Description of Our Deferred Compensation Plan.

        As of December 31, 2010, Messrs. O'Hern, E. Coppola, Bayer, Brant and Genovese had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary (up to 50%) and bonus (up to 100%) to be earned during the following calendar year. Our Company will credit an amount equal to the compensation deferred by a participant to that participant's deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the plan. For 2010, our Company matched 25% of the amount of salary and bonus deferred by a participant up to a limit of 5% of the participant's total salary and bonus.

        Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants' deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts before, at or after their termination of employment in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan.

Changes to these elections under the plan may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a lump sum payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

Potential Payments Upon Termination or Change of Control

        The following section describes potential payments and benefits to our named executive officers under our compensation and benefit plans and arrangements upon termination of employment or a change of control of our Company as of December 31, 2010. In addition, certain of our compensatory plans contain provisions regarding the acceleration of vesting of equity awards. The Compensation Committee under certain circumstances is authorized to accelerate the vesting of stock options and SARs and to modify outstanding stock options and SARs. The Compensation Committee also has the authority to accelerate vesting of restricted stock, stock units and LTIP Units as well as authorize discretionary severance payments to our named executive officers upon termination.

        As of December 31, 2010, none of our named executive officers had an employment agreement with our Company. Messrs. A. Coppola, O'Hern, E. Coppola and Bayer each have a management continuity agreement which provides for change of control benefits as described below. Our Company entered into separation agreements with Messrs. Grossi and Genovese whereby they each resigned from all employment with our Company, effective April 30, 2010 and September 17, 2010, respectively, and received the severance benefits outlined below.

        Regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive all accrued, vested or earned but deferred compensation and benefits during his term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Payments Made/Benefits Received Upon Termination

  a.
  With Cause

  •
  If a named executive officer's employment is terminated with cause, he will forfeit all unvested options, SARs, restricted stock, stock units and LTIP Units as of the termination date.

  b.
  Without Cause

  •
  If a named executive officer's employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

  (1)
  his stock options, SARs, restricted stock, stock units and service-based LTIP Units that have not vested as of such termination date will be forfeited,

  (2)
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations, and

  (3)
  his performance-based LTIP Units will be subject to an accelerated vesting determination. (This will also occur if the executive terminates his employment for good reason.)

Payments Made/Benefits Received Upon Resignation

        In the event of the resignation of a named executive officer,

  •
  his stock options, SARs, restricted stock, stock units, LTIP Units that have not vested as of such termination date will be forfeited, and

  •
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

        See "Separation Agreement of Mr. Grossi" and "Separation Agreement of Mr. Genovese" below regarding their unvested equity awards.

Payments Made/Benefits Received Upon Retirement

        In the event of the retirement of a named executive officer,

  •
  under our current retirement policy, all outstanding options, SARs, restricted stock, stock units and service-based LTIP Units will continue to vest in accordance with the vesting schedule originally set forth in his award agreement provided the named executive officer retires at 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after his retirement.

  •
  he will forfeit all unvested performance-based LTIP Units unless the Compensation Committee determines in its sole discretion to provide for partial or complete vesting of his performance-based LTIP Units.

  •
  if a named executive officer does not meet the requirements for retirement under our current retirement policy and the Compensation Committee does not otherwise provide:

  •
  his stock options, SARs, restricted stock, stock units and service-based LTIP Units that have not vested as of his retirement date will be forfeited, and

  •
  he will have 12 months from his retirement date to exercise vested options and SARs, subject to specified limitations.

Payments Made/Benefits Received Upon Death or Disability

        In the event of death or disability of a named executive officer while employed,

  •
  his benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

  •
  his vested stock options or SARs may be exercised for twelve months after the date of his disability or death,

  •
  his unvested restricted stock, stock units, or service-based LTIP Units will immediately vest, and

  •
  his unvested performance-based LTIP Units will be subject to an accelerated vesting determination.

Separation Agreement of Mr. Grossi

        Our Company and Mr. Grossi entered into a separation agreement whereby Mr. Grossi resigned from all employment with our Company effective as of April 30, 2010. On his separation date, Mr. Grossi received his final regular paycheck as well as payment for any accrued but unused vacation and personal days. All unvested service-based LTIP Units and unvested stock units were modified to permit their continued vesting in accordance with their original vesting schedules. Mr. Grossi also received a proportionate share (based on his period of employment during 2010) of his bonus for 2010 performance in the amount of $300,000. Under his separation agreement, Mr. Grossi provided the Company with a general liability release and agreed to certain covenants, including confidentiality, non-disparagement and non-solicitation of employees for one year.

        As part of his separation agreement, Mr. Grossi entered into a consulting agreement with our Company effective as of May 15, 2010. The consulting agreement provided that Mr. Grossi perform consulting services as requested by the Company through January 31, 2011 and receive a $56,000 monthly consulting fee.

Separation Agreement of Mr. Genovese

        Our Company and Mr. Genovese entered into a separation agreement whereby Mr. Genovese resigned from all employment with our Company effective as of September 17, 2010. On his separation date, Mr. Genovese received his final regular paycheck as well as payment for any accrued but unused vacation and personal days. All unvested restricted stock, stock units and SARs were modified to permit their continued vesting in accordance with their original vesting schedules. Mr. Genovese also received a bonus for 2010 performance in the amount of $600,000. Under the separation agreement, Mr. Genovese provided the Company with a general liability release and agreed to certain covenants, including confidentiality and non-disparagement.

        As part of the separation agreement, Mr. Genovese entered into a consulting agreement with our Company effective as of September 18, 2010. The consulting agreement provides that Mr. Genovese will perform consulting services as requested by the Company through March 17, 2012 or such earlier date specified by Mr. Genovese and will receive a $33,333 monthly consulting fee.

Payments Made/Benefits Received Upon Change of Control

  Management Continuity Agreements

        The management continuity agreements provide that if, within two years following a change of control, the executive officer's employment is terminated by us (i) for no reason or any reason other than for cause or by reason of death or disability or (ii) by the executive for good reason, such executive officer will be entitled to receive an amount equal to three times the sum of:

  (1)
  the executive's base salary; and

  (2)
  the amount of the highest cash and stock/unit portion of the executive's annual incentive bonus (which shall include any supplemental or special cash and/or stock/unit bonus) awarded for performance for each of the three preceding fiscal years, referred to as the "Bonus Amount."

        In addition, the executive will receive all accrued obligations, including a pro rata share of the Bonus Amount for the applicable bonus year. The Bonus Amount shall also include,

  (1)
  any cash portion of an incentive bonus which the executive has elected to convert into restricted stock, stock units or service-based LTIP Units under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program or other comparable, optional stock-in-lieu of cash benefit programs; and

  (2)
  the value of any outstanding performance-based LTIP Units that vest during the applicable year as provided in any LTIP Unit award agreement.

        Our Company will also generally continue welfare benefits for the executive officer and his family at least equal to, and at the same after-tax cost to the executive officer and/or his family, as those that would have been provided to them in accordance with the plans, programs, practices and policies as in effect immediately prior to the change of control, generally until up to the third anniversary of the termination date.

        Upon a change of control, any shares of restricted stock, stock units or service-based LTIP Units held by the executive that remain unvested shall immediately vest, any unvested stock options or SARs held by the executive shall vest in full and be immediately exercisable and any outstanding performance-based LTIP Units shall vest as provided in the applicable award agreement. See "Discussion of Summary Compensation and Grants of Plan-Based Awards Table—Performance-Based LTIP Units." Any such stock options or SARs shall remain exercisable for a period at least until the first to occur of (1) the expiration of the full term of the option or SAR and (2) one year after the date on which the change of control occurs.

  •
  "Good reason" means an action taken by our Company resulting in a material negative change in the employment relationship and generally includes the assignment to the executive of any duties materially inconsistent in any respect with the executive's position, authority, duties or responsibilities or any other material diminution in such position, authority, duties or responsibilities, one or more reductions in base salary that, individually or in the aggregate, exceed 10%, a change in his principal office location, material modification of bonus, benefit plans or fringe benefits or material breach of the management continuity agreement or any employment agreement by our Company or its successors or assigns.

  •
  "Change of control" generally requires a corporate transaction involving a 40% or greater change in ownership, certain majority changes in our Board of Directors or with limited exceptions the acquisition of 33% or more of our outstanding shares of Common Stock or voting securities by any person.

  •
  "Cause" generally includes for each executive (1) a failure to perform in a material respect without proper cause his obligations under the management continuity agreement or any written employment agreement, (2) a felony conviction or a plea of guilty or nolo contendere to a felony, or (3) an act of fraud, dishonesty or gross misconduct materially injurious to our Company.

        In addition, the management continuity agreements provide that if any payment by our Company to or for the benefit of the executive (whether pursuant to the terms of the management continuity agreement or otherwise) would be subject to an excise tax imposed under certain provisions of the Code or any interest or penalties with respect thereto, referred to as the "Excise Tax," then the executive shall be entitled to receive a gross-up payment in an amount so that the executive is in the same after-tax position as if there were no Excise Tax. The executive will not receive this gross-up payment if the parachute value of all such payments does not exceed 110% of an amount equal to 2.99 times the executive's "base amount" referred to as the "Safe Harbor Amount." In such event, the amounts payable under the management continuity agreement shall be reduced so that the parachute value of all payments to the executive, in the aggregate, equals the Safe Harbor Amount.

        Under the management continuity agreements, each executive has agreed to certain covenants, including confidentiality in perpetuity and non-solicitation of employees for two years after the later of termination of his employment or the expiration of the management continuity agreement.

Termination/Change of Control Payments Table

        The following table provides the potential payments and benefits to the named executive officers, except Messrs. Grossi and Genovese, upon termination of employment or a change of control, assuming such event occurred on December 31, 2010. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

  Items Not Reflected in Table.

        The following items are not reflected in the table set forth below:

  •
  Accrued salary, bonus, personal time and vacation.

  •
  Costs of COBRA or any other mandated governmental assistance program to former employees.

  •
  Welfare benefits, including life insurance, provided to all salaried employees.

  •
  Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See "Nonqualified Deferred Compensation" table.

  Change of Control Payments—Code Section 280G valuation.

        For purposes of the table below, our Company engaged PricewaterhouseCoopers, LLP to estimate the Excise Tax gross-up payment to be paid by our Company arising under Code Section 280G in connection with the management continuity agreements. Code Section 280G imposes tax sanctions for payments made by our Company that are contingent upon a change of control and equal to or greater than three times an executive's most recent five-year average annual taxable compensation referred to as the "base amount." If tax sanctions apply, all payments above the base amount become subject to a 20% excise tax. Key assumptions of the analysis include:

  •
  Change of control and termination of employment occurs as of December 31, 2010 and the base amount is based on amounts for the fiscal years ended December 31, 2007, 2008 and 2009; and

  •
  The only applicable payments or benefits are cash severance (3x salary plus Bonus Amount), a pro rata Bonus Amount based on amount of time employed during 2010, welfare benefits, the accelerated vesting of restricted stock, stock units and/or service-based LTIP Units and the accelerated vesting determination of performance-based LTIP Units.

  Other Notes Applicable to the Table

  •
  For the accelerated vesting of restricted stock, stock units and/or service-based LTIP Units, the table reflects the intrinsic value of such acceleration, which for each unvested share or unit is $47.37, which represents the closing price of our Common Stock on the New York Stock Exchange on December 31, 2010.

  •
  No stock options were outstanding as of December 31, 2010. None of the outstanding SARs were vested as of December 31, 2010 and in each case the base price of the SAR was greater than the closing price of our Common Stock on that date.

  •
  Upon retirement, if certain conditions are met as described on page 48 of this Proxy Statement, unvested restricted stock, stock units, service-based LTIP Units and SARs will continue to vest in accordance with the vesting schedule in the award agreement. As of December 31, 2010, Messrs. A. Coppola, O'Hern, E. Coppola, Bayer and Brant met the conditions for retirement under our retirement policy.

  •
  The award agreements for all outstanding performance-based LTIP Units provide for an accelerated vesting determination upon a change of control. For this accelerated determination of vesting of performance-based LTIP Units, the table reflects the vesting of 200% of the unvested performance-based LTIP Units since our total stockholder return for the period from February 1, 2010 through December 31, 2010 was above the 80th percentile of the total stockholder return of our peer REITs. The table also reflects the intrinsic value of such acceleration, which for each LTIP Unit is $47.37, which represents the closing price of our Common Stock on the New York Stock Exchange on December 31, 2010. It should be noted that these LTIP Units do not have full parity on a per unit basis with our common OP Units until the occurrence of certain events and those events have occurred.

  •
  Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2010.

  •
  The table assumes that a "disability" is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

  •
  Messrs. A. Coppola and E. Coppola also have death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of their death, the total premiums our Company previously paid for the policies will be recovered and the remaining death benefits will be paid to their designated beneficiaries.

 Termination/Change of Control Payments

	Cash Severance ($)	Miscellaneous Benefits ($)	Service- Based Awards ($)(1)	Performance- Based Awards ($)(2)		Life Insurance Proceeds ($)	280G Tax Gross-Up ($)	Total ($)
Arthur M. Coppola
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	9,822,643	(3)	—	—	9,822,643
Resignation	—	—	—	—		—	—	—
Retirement	—	—	—	—		—	—	—
Death	—	—	9,347,712	9,822,643		1,900,000	—	21,070,355
Disability	—	(4)	9,347,712	9,822,643		—	—	19,170,355
Change of control	—	—	9,347,712	9,822,643		—	—	19,170,355
Change of control/Termination	26,271,621	173,078 (5)	9,347,712	9,822,643		—	15,391,488	61,006,542
Thomas E. O'Hern
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	3,376,534	(3)	—	—	3,376,534
Resignation	—	—	—	—		—	—	—
Retirement	—	—	—	—		—	—	—
Death	—	—	3,856,344	3,376,534		1,100,000	—	8,332,878
Disability	—	(4)	3,856,344	3,376,534		—	—	7,232,878
Change of control	—	—	3,856,344	3,376,534		—	—	7,232,878
Change of control/Termination	12,360,955	103,931 (5)	3,856,344	3,376,534		—	7,986,875	27,684,639
Edward C. Coppola
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	5,893,586	(3)	—	—	5,893,586
Resignation	—	—	—	—		—	—	—
Retirement	—	—	—	—		—	—	—
Death	—	—	7,310,707	5,893,586		1,600,000	—	14,804,293
Disability	—	(4)	7,310,707	5,893,586		—	—	13,204,293
Change of control	—	—	7,310,707	5,893,586		—	—	13,204,293
Change of control/Termination	19,996,017	202,823 (5)	7,310,707	5,893,586		—	11,042,239	44,445,372
Richard A. Bayer
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	2,946,793	(3)	—	—	2,946,793
Resignation	—	—	—	—		—	—	—
Retirement	—	—	—	—		—	—	—
Death	—	—	3,501,401	2,946,793		1,000,000	—	7,448,194
Disability	—	(4)	3,501,401	2,946,793		—	—	6,448,194
Change of control	—	—	3,501,401	2,946,793		—	—	6,448,194
Change of control/Termination	11,154,101	137,552 (5)	3,501,401	2,946,793		—	7,183,967	24,923,814
Randy L. Brant
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	—		—	—	—
Resignation	—	—	—	—		—	—	—
Retirement	—	—	—	—		—	—	—
Death	—	—	1,877,131	—		1,000,000	—	2,877,131
Disability	—	(4)	1,877,131	—		—	—	1,877,131
Change of control	—	—	—	—		—	—	—
Change of control/Termination	—	—	—	—		—	—	—

(1)
Amount represents the vesting of outstanding restricted stock, stock units and/or service-based LTIP Units. These LTIP Units do not realize their full economic value until certain conditions are met as described on page 41 of this Proxy Statement and such conditions have been met.

(2)
Represents the accelerated determination of the vesting of the performance-based LTIP Units in accordance with the terms of the LTIP and the applicable award agreements. See page 51 of this Proxy Statement.

(3)
Includes a termination of the executive's employment for good reason.

(4)
Upon disability, the executive will generally receive $20,000 monthly until his return to employment.

(5)
Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2010.

Equity Compensation Plan Information

        Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Certain of our Company's outstanding stock awards were granted under other equity compensation plans which are no longer available for stock awards: our Director Plan, our 1994 Incentive Plan and our 2000 Incentive Plan. Our Company also maintains our ESPP. With the exception of our 2000 Incentive Plan, these plans have each been approved by our Company's stockholders.

        The following table sets forth, for each of our Company's equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	659,991	(2)	$70.60	9,582,706	(3)
Equity compensation plans not approved by stockholders	10,800	(4)	$28.47	250,000	(5)
Total	670,791		$67.16	9,832,706

(1)
These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units or limited partnership units.

(2)
Of these shares, 110,711 were subject to options then outstanding under our 2003 Incentive Plan, 9,720 were subject to options then outstanding under our 1994 Incentive Plan, 1,080 were subject to options then outstanding under our Director Plan, 332,733 may be issued upon redemption of LTIP Units or OP Units under our 2003 Incentive Plan, and 205,747 were subject to stock units, payable in shares of our Common Stock on a one-for-one basis, then credited under our Director Phantom Stock Plan. As noted above, our Company's authority to grant new awards under our 1994 Incentive Plan and our Director Plan has terminated. This number of shares is presented after giving effect to the 124,906 shares purchased under our ESPP for the purchase period that ended December 31, 2010.

(3)
Of these shares, 8,931,222 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan, 26,390 were available for the issuance of stock units under our Director Phantom Stock Plan (see also footnote 5), and 625,094 were available for issuance under our ESPP.

(4)
These shares were subject to outstanding options under our 2000 Plan. Our 2000 Plan did not require approval of, and has not been approved by, our Company's stockholders. No additional awards will be made under our 2000 Plan and none have been made since our 2003 Incentive Plan was adopted. Our 2000 Plan generally provided for the grant of options, SARs, restricted stock awards, stock units, stock bonuses and dividend equivalent rights to employees, directors and consultants of our Company or its subsidiaries. The only awards that were granted under our 2000 Plan were stock options and restricted stock. The stock options granted generally expire not more than 10 years after the date of grant and vest in three equal annual installments, commencing on the first anniversary of the grant date. The restricted stock grants generally vested in equal installments over three years.

(5)
These shares were available for the issuance of stock units under our Director Phantom Stock Plan. See "Compensation of Directors" on pages 18-19 of this Proxy Statement for a description of our Director Phantom Stock Plan.

Compensation Committee Interlocks and Insider Participation

        Douglas Abbey, Stanley Moore, Mason Ross, Diana Laing and Dr. William Sexton each served as a member of the Compensation Committee during 2010. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under the SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2010.

Certain Transactions

        The following provides a description of certain relationships and related transactions between various executive officers of our Company or members of their immediate families and our Company or our subsidiaries and affiliates.

        Macerich Management Company employs Mr. A. Coppola's son-in-law, Mr. Anderson's son and Mr. Brant's son as an Assistant Vice President of Development Leasing, Vice President of Leasing and Leasing Manager, respectively. None of these individuals are considered an officer under Section 16 of the Exchange Act. The total compensation and benefits (including reimbursement of certain educational expenses for Mr. A. Coppola's son-in-law) paid to each of Mr. A. Coppola's son-in-law, Mr. Anderson's son and Mr. Brant's son for 2010 did not exceed $400,000.

 Principal Stockholders

        Except as otherwise noted, the following table sets forth information as of March 15, 2011 with respect to the only persons known by our Company to own beneficially more than 5% of our outstanding shares of Common Stock, based solely upon Schedule 13G and Schedule 13D reports filed with the SEC and, as of March 15, 2011, the number of shares of Common Stock beneficially owned by our executive officers and directors as a group. Each of the persons listed below, which has reported that it may be considered a beneficial owner of more than 5% of our outstanding shares of Common Stock, has certified in a Schedule 13G filed with the SEC that, to the best of its knowledge and belief, the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of our Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect. The number of shares of Common Stock beneficially owned by each director is set forth in "Information Regarding our Director Nominees" and the number of shares beneficially owned by each named executive officer is set forth in "Executive Officers."

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	12,152,939	9.28%
ING Clarion Real Estate Securities, LLC(2) 201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087	12,038,614	9.20%
FMR LLC(3) 82 Devonshire Street Boston, Massachusetts 02109	11,891,048	9.08%
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	11,318,486	8.65%
Vanguard Specialized Funds—Vanguard REIT Index Fund(5) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,879,377	5.26%
Invesco Ltd.(6) 1555 Peachtree Street NE Atlanta, Georgia 30309	6,829,612	5.22%
All directors and executive officers as a group (15 persons)(7)	1,856,790	1.41%

(1)
The Schedule 13G/A indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 86,669 shares, sole dispositive power with respect to 12,066,270 shares and shared dispositive power with respect to 86,669 shares. The Schedule 13G indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the reporting entity, is the beneficial owner of 86,669 shares as the result of serving as investment manager of certain collective trust accounts and this entity directs the voting of these shares.

(2)
The Schedule 13G/A indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 5,747,357 shares, shared voting power with respect to 5,680 shares and sole dispositive power with respect to 12,038,614 shares.

(3)
The Schedule 13G/A indicates that the reporting entity is a parent holding company with sole voting power with respect to 6,372,544 shares and sole dispositive power with respect to 11,891,048 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of 5,518,504 shares as a result of acting as an investment advisor to various registered investment companies, which amount includes 88,276 shares that may be issued upon the conversion of our Company's 3.25% convertible senior notes. Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity and the Fidelity funds, each has sole dispositive power with respect to the 5,518,504 shares owned by the Fidelity funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the board of trustees of the Fidelity funds. Fidelity is located at 82 Devonshire Street, Boston, Massachusetts 02109. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of 270,333 shares, with Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each having sole dispositive power and sole voting power with respect to all 270,333 shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank, is the beneficial owner of 471,775 shares, which includes 17,461 shares that may be issued upon the conversion of our Company's 3.25% convertible senior notes. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power and sole voting power with respect to all 471,775 shares. The principal address for Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company is 900 Salem Street, Smithfield, Rhode Island 02917. The Schedule 13G indicates that FIL Limited, with a principal address of Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-US investment companies and certain institutional investors. FIL Limited is a qualified institution and the beneficial owner of 5,630,436 shares. The Schedule 13G indicates that FMR LLC and FIL Limited are of the view that they are not acting as a group and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other. However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL Limited on a joint basis.

(4)
The Schedule 13G/A indicates that the reporting entity is a parent holding company with sole voting power and sole dispositive power with respect to 11,318,486 shares, reporting on behalf of the following subsidiaries: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited and BlackRock Investment Management (UK) Limited.

(5)
The Schedule 13G/A indicates that the reporting entity is a registered investment company and has sole voting with respect to all 6,879,377 shares.

(6)
The Schedule 13G indicates that the reporting entity is a parent holding company and a registered investment advisor filing on behalf of subsidiaries which are also registered investment advisors. Invesco Advisers, Inc. has sole voting power with respect to 4,308,484 shares, shared voting power with respect to 51,530 shares, sole dispositive power with respect to 6,696,504 shares and shared dispositive power with respect to 29,812 shares, Van Kampen Asset Management has sole voting power and sole dispositive power with respect to 27,940 shares, Invesco Asset Management (Japan) Limited has sole voting power and sole dispositive power with respect to 13,900 shares, Invesco

  PowerShares Capital Management has sole voting power and sole dispositive power with respect to 60,857 shares, Invesco PowerShares Capital Management Ireland Ltd. has sole voting power and sole dispositive power with respect to 521 shares and Invesco National Trust Company has sole dispositive power with respect to 78 shares.

(7)
Includes options to purchase shares under our 1994 Incentive Plan, our 2000 Incentive Plan, our 2003 Incentive Plan or our Director Plan and SARs under our 2003 Incentive Plan which are currently exercisable or become exercisable before May 14, 2011, and restricted stock granted under our 2003 Incentive Plan.

 Audit Committee Matters

        The Audit Committee consists of four members, Messrs. Cownie and Hubbell, Ms. Laing and Dr. Sexton. Ms. Laing is the chairperson of the Committee and has been designated as an audit committee financial expert. In 2010, the Audit Committee met 11 times. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in February 2009 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE Rules. The Committee reviews and reassesses the adequacy of its charter annually. Our securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee are independent directors and meet the independence requirements for audit committees under the NYSE Rules and the Exchange Act. (See "The Board of Directors and its Committees—Director Independence, Committee Charters and Audit Committee.")

        The following Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent our Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act.

 Report of the Audit Committee

        The Audit Committee of our Board of Directors assists our Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the Audit Committee's charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent accountants are responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

        In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2010 with management and with our independent accountants. In addition, the Committee discussed with our independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Committee has also received and reviewed the written disclosures and the letter from our independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountants their independence from our Company.

        Based on the review and discussions with management and our independent accountants described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Members of the Audit Committee
Diana M. Laing, Chairperson
James S. Cownie
Fred S. Hubbell
Dr. William P. Sexton

Change in Principal Accountants

        On June 11, 2010, the Audit Committee of the Board of Directors of our Company dismissed Deloitte & Touche LLP as its independent registered public accounting firm and approved KPMG LLP as its independent accountants for the fiscal year ending December 31, 2010.

        The reports of Deloitte & Touche LLP on our Company's consolidated financial statements for each of the fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

        During the fiscal years 2009 and 2008 and the subsequent interim period through June 11, 2010, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their reports on the financial statements for such years.

        During the fiscal years 2009 and 2008 and the subsequent interim period through June 11, 2010, there were no reportable events (as the term is defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act ("Regulation S-K")).

        During the fiscal years 2009 and 2008 and the subsequent interim period through June 11, 2010, our Company did not consult with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our Company's financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

        Deloitte & Touche LLP furnished a letter addressed to the SEC stating it agreed with the statements made in paragraphs one, two, three and four above, and had no basis on which to agree or disagree with the statements made in paragraph five above. A copy of such letter dated June 15, 2010 was filed with our Company's Current Report on Form 8-K filed with the SEC on June 17, 2010.

Principal Accountant Fees and Services

a.     KPMG LLP

        For the year ended December 31, 2010, our Company was billed by KPMG LLP for services in the following categories:

  Audit Fees

        Fees for audit services totaled $2,500,000 in 2010, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting and the performance of interim reviews of our quarterly unaudited financial information.

  Audit-Related Fees

        Our Company did not engage KPMG LLP for any audit-related services in 2010.

  Tax Fees

        Our Company did not engage KPMG LLP for any tax services in 2010.

  All Other Fees

        There were no fees paid for any other services not described above in 2010.

        Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

b.     Deloitte & Touche LLP

        For the years ended December 31, 2010 and 2009, our Company was billed by Deloitte & Touche LLP for services in the following categories:

  Audit Fees

        Fees for audit services totaled $781,445 in 2010 and $4,775,570 in 2009, including fees associated with the annual audit of our Company, its subsidiaries and affiliates and the reviews of our registration statements, offering documents and interim review of our first quarter 2010 unaudited financial information.

  Audit-Related Fees

        Fees for audit-related services totaled $0 in 2010 and $290,130 in 2009. Audit-related services principally include fees for internal control reviews and assistance with internal control reporting requirements, including under the Sarbanes-Oxley Act of 2002.

  Tax Fees

        No fees for tax services, including tax return preparation, tax compliance, tax advice and tax planning, were paid to Deloitte & Touche LLP in 2010 or 2009.

  All Other Fees

        There were no fees paid for any other services not described above in 2010 or 2009.

        Our Company has been advised by Deloitte & Touche LLP that during the relevant periods neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

Audit Committee Pre-Approval Policy

        Consistent with the SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent accountants. The Audit Committee approves a list of services and related fees expected to be rendered during any year period within each of four categories of service:

  (1)
  Audit Services include audit work performed on the financial statements, as well as work that generally only our independent accountants can reasonably be expected to provide, including work associated with registration statements under the Securities Act of 1933, as amended, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

  (2)
  Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent accountants, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, internal control reviews and assistance with internal control reporting requirements, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

  (3)
  Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

  (4)
  Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

        The Audit Committee pre-approves our independent accountants' services within each category. In 2010, the Audit Committee pre-approved the retention of Deloitte & Touche LLP through June 11, 2010 and thereafter, KPMG LLP, to perform various audit and permitted non-audit services for our Company as described above. For each proposed service, our independent accountant is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent accountants'

independence. The fees are budgeted and the Audit Committee requires our independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent accountants for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent accountants. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the non-audit services described above were approved by the Audit Committee pursuant to the de minimis exceptions provided in the Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR COMPANY'S INDEPENDENT ACCOUNTANTS

Independent Accountants

        The Audit Committee has appointed KPMG LLP as our independent accountants to audit our financial statements for the year ending December 31, 2011.

        Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2011. PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 PROPOSAL 3: ADVISORY VOTE REGARDING THE COMPENSATION
OF OUR COMPANY'S NAMED EXECUTIVE OFFICERS

        We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

        As described more fully under the Compensation Discussion and Analysis section beginning on page 24 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:

  •
  Our objective is to tie executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

  •
  Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance, and has designed our program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

        We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company's success.

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the "Dodd-Frank Act") and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:

        RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

        This proposal on the compensation paid to our named executive officers is advisory in nature and therefore not binding on our Company, our Board of Directors or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values the opinions expressed by our stockholders in their vote on this proposal and will consider the result of the vote when making future compensation decisions for our named executive officers.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act also provides that stockholders are entitled to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

        Our Board has determined that a non-binding, advisory vote on executive compensation every three years is the best approach for our Company based on various considerations, including the following:

  •
  Our executive compensation program is designed to support long-term value and a triennial vote will allow our stockholders to evaluate our executive compensation program in relationship to our long-term performance. As described in the Compensation Discussion and Analysis section above, one of the core principles of our executive compensation program is to closely align the interests of our executive officers with the interests of our stockholders by encouraging our executives to create long-term stockholder value. Our Board believes that a triennial vote on executive compensation complements this principle because it will allow our stockholders to evaluate our Company's executive compensation program in relation to our long-term performance and avoid an over-emphasis on short-term fluctuations in compensation and business results. Furthermore, the elements of our executive compensation are not expected to significantly change from year to year.

  •
  A triennial vote will provide us with the time to thoughtfully evaluate and respond to our stockholders' input and effectively implement any desired changes to our executive compensation program. Our Board believes a triennial vote on executive compensation will provide the most effective timeframe for the Compensation Committee to thoughtfully evaluate the results of a prior advisory vote on executive compensation, including providing our Company with sufficient time to engage with our stockholders to understand their vote results and receive their feedback regarding our Company's compensation program, before implementing any changes. A triennial vote on executive compensation will also permit our Company to continue to focus on developing compensation practices that are in the best long-term interests of our stockholders while simultaneously giving our stockholders the time they need to fully evaluate the design and effectiveness of those practices and any changes made to those practices since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

        While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board and Compensation Committee value the opinions of our stockholders and will carefully consider the result of this vote when making future decisions on the frequency with which we will hold future advisory votes on executive compensation.

        In voting on this proposal, our stockholders will have the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, our stockholders will not be voting to approve or disapprove the recommendation of our Board of Directors.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY "THREE YEARS" AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION. PROXIES RECEIVED WILL BE VOTED IN FAVOR OF THIS THREE YEAR OPTION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 OTHER MATTERS

Solicitation of Proxies

        The cost of solicitation of Proxies in the form enclosed herewith will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $15,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals and Director Nominees

        For a stockholder to properly present a matter at our Annual Meeting, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof after February 26, 2011 and on or before March 28, 2011, as specified in our bylaws, and such notice must satisfy the additional requirements set forth in our bylaws.

        A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2012 annual meeting of stockholders must be received by our Company by December 17, 2011. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder otherwise desiring to bring a proposal before the 2012 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our bylaws and deliver the proposal to our principal executive offices after February 26, 2012 and on or before 5:00 p.m., Pacific Time, on March 27, 2012 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, No. 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and bylaws may be obtained without charge by providing a written request to our Secretary at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by the SEC's regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied, except Mr. Anderson did not timely report a gift of 126 shares received by his wife.

Other Matters

        Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

Appendix I

 Peer REITs

Equity REIT Constituents of the FTSE NAREIT Index

1.	Acadia Realty Trust
2.	Agree Realty Corp.
3.	Alexander's Inc.
4.	Alexandria Real Estate Equities Inc.
5.	AMB Property Corp.
6.	American Campus Communities Inc.
7.	Apartment Investment & Management Co.
8.	Ashford Hospitality Trust
9.	Associated Estates Realty Corp.
10.	AvalonBay Communities Inc.
11.	BioMed Realty Trust Inc.
12.	Brandywine Realty Trust
13.	BRE Properties Inc.
14.	Boston Properties Inc.
15.	Camden Property Trust
16.	Campus Crest Communities Inc.
17.	CapLease Inc.
18.	CBL & Associates Properties Inc.
19.	Cedar Shopping Centers Inc.
20.	Chatham Lodging Trust
21.	Chesapeake Lodging Trust
22.	Cogdell Spencer Inc.
23.	Colonial Properties Trust
24.	CommonWealth REIT
25.	CoreSite Realty Corp.
26.	Corporate Office Properties Trust
27.	Cousins Properties Inc.
28.	DCT Industrial Trust Inc.
29.	Developers Diversified Realty Corp.
30.	Diamondrock Hospitality Co.
31.	Digital Realty Trust Inc.
32.	Douglas Emmett Inc.
33.	Duke Realty Corp.
34.	Dupont Fabros Technology Inc.
35.	EastGroup Properties Inc.
36.	Education Realty Trust Inc.
37.	Entertainment Properties Trust
38.	Equity Lifestyle Properties Inc.
39.	Equity One Inc.
40.	Equity Residential
41.	Essex Property Trust Inc.
42.	Excel Trust Inc.
43.	Extra Space Storage Inc.
44.	Federal Realty Investment Trust
45.	FelCor Lodging Trust Inc.
46.	First Industrial Realty Trust Inc.
47.	First Potomac Realty Trust
48.	Franklin Street Properties Corp.
49.	General Growth Properties Inc.
50.	Getty Realty Corp.
51.	Gladstone Commercial Corp.
52.	Glimcher Realty Trust
53.	Government Properties Income Trust
54.	HCP Inc.
55.	Health Care REIT Inc.
56.	Healthcare Realty Trust Inc.
57.	Hersha Hospitality Trust (Cl A)
58.	Highwoods Properties Inc.
59.	Home Properties Inc.
60.	Hospitality Properties Trust
61.	Host Hotels & Resorts Inc.
62.	Hudson Pacific Properties Inc.
63.	Inland Real Estate Corp.
64.	Investors Real Estate Trust
65.	Kilroy Realty Corp.
66.	Kimco Realty Corp.
67.	Kite Realty Group Trust
68.	LaSalle Hotel Properties
69.	Lexington Realty Trust
70.	Liberty Property Trust
71.	LTC Properties Inc.
72.	Macerich Co.
73.	Mack-Cali Realty Corp.
74.	Medical Properties Trust Inc.
75.	MHI Hospitality Corp.
76.	Mid-America Apartment Communities Inc.
77.	Mission West Properties
78.	Monmouth Real Estate Investment Corp. (Cl A)
79.	MPG Office Trust Inc.
80.	National Health Investors Inc.
81.	National Retail Properties Inc.
82.	Nationwide Health Properties Inc.
83.	Omega Healthcare Investors Inc.
84.	One Liberty Properties Inc.
85.	Pacific Office Properties Trust Inc.
86.	Parkway Properties Inc.
87.	Pennsylvania Real Estate Investment Trust
88.	Piedmont Office Realty Trust Inc.
89.	Pittsburgh & West Virginia Railroad
90.	Plum Creek Timber Company Inc.
91.	Post Properties Inc.
92.	Potlatch Corp.
93.	Presidential Realty Corp. (Cl B)
94.	ProLogis
95.	PS Business Parks Inc.

I-1

96.	Public Storage
97.	Ramco-Gershenson Properties Trust
98.	Rayonier Inc. REIT
99.	Realty Income Corp.
100.	Regency Centers Corp.
101.	Roberts Realty Investors Inc.
102.	Sabra Healthcare REIT Inc.
103.	Saul Centers Inc.
104.	Senior Housing Properties Trust
105.	Simon Property Group Inc.
106.	SL Green Realty Corp.
107.	Sovran Self Storage Inc.
108.	Strategic Hotels & Resorts Inc.
109.	Sun Communities Inc.
110.	Sunstone Hotel Investors Inc.
111.	Supertel Hospitality Inc.
112.	Taubman Centers Inc.
113.	Tanger Factory Outlet Centers Inc.
114.	Terreno Realty Corp.
115.	U-Store-It-Trust
116.	UDR Inc.
117.	UMH Properties Inc.
118.	Universal Health Realty Income Trust
119.	Urstadt Biddle Properties Inc. (Cl A)
120.	Ventas Inc.
121.	Vornado Realty Trust
122.	Washington Real Estate Investment Trust
123.	Weingarten Realty Investors
124.	Weyerhaeuser Co.
125.	Whitestone REIT Cl B
126.	Winthrop Realty Trust

I-2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M35310-Z54973-P08769 THE MACERICH COMPANY 401 WILSHIRE BLVD. SUITE 700 SANTA MONICA, CA 90401 For Against Abstain THE MACERICH COMPANY 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Yes No AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1a. Douglas D. Abbey 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposals: 1b. Dana K. Anderson 1c. Arthur M. Coppola 1d. Edward C. Coppola 1e. James S. Cownie 1f. Fred S. Hubbell 1g. Diana M. Laing 1h. Stanley A. Moore 1i. Mason G. Ross 1j. Dr. William P. Sexton Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. 2. Ratification of the appointment of KPMG LLP as our independent accountants for the year ending December 31, 2011. 3. Advisory vote on executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 4. The frequency of future advisory votes on executive compensation. For Against Abstain 3 Years 2 Years 1 Year Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Proxies will be voted at the discretion of the persons named in the Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) M35311-Z54973-P08769 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. THE MACERICH COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on May 26, 2011 The undersigned stockholder of The Macerich Company, a Maryland corporation (the "Company"), hereby appoint(s) Thomas E. O'Hern and Richard A. Bayer, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Blvd., Santa Monica, California on May 26, 2011 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any adjournment(s) or postponement(s) thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is properly submitted but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director in Proposal 1, "FOR" Proposals 2 and 3, and "THREE YEARS" for Proposal 4, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. Continued and to be signed on reverse side